                              AMENDED AND RESTATED

                          MANAGEMENT SERVICES AGREEMENT

                                  by and among

                               ENT Associates, LLP

                              PSC Management Corp.

                                       and

                           Physicians' Specialty Corp.

                                TABLE OF CONTENTS

Section 1. Key Definitions........................................................................................2

   1.1 GAAP.......................................................................................................2
   1.2 Net Practice Revenues......................................................................................2
   1.3 Physician Expenses.........................................................................................2
   1.4 Physician Partners.........................................................................................2
   1.5 Practice Employees.........................................................................................2
   1.6 Practice Expenses..........................................................................................3
   1.7 State......................................................................................................5
   1.8 Stock Purchase Agreement...................................................................................5

Section 2. Advisory Board.........................................................................................5

   2.1 Formation and Operation of the Advisory Board..............................................................5
   2.2 Functions of the Advisory Board............................................................................5

Section 3. Obligations of Manager.................................................................................7

   3.1 Provision of Services......................................................................................7
   3.2 Medical Offices............................................................................................7
   3.3 Furniture, Fixtures and Equipment..........................................................................7
   3.4 Financial Planning and Goals...............................................................................8
   3.5 Business Office Services...................................................................................8
   3.6 Billing and Collections....................................................................................8
   3.7 Deposit of Net Practice Revenues..........................................................................10
   3.8 Financial Reports.........................................................................................10
   3.9 Support Services..........................................................................................11
   3.10 Administrator............................................................................................11
   3.11 Personnel................................................................................................11
   3.12 Professional Services....................................................................................12
   3.13 Patient and Financial Records............................................................................12
   3.14 Physician Recruitment....................................................................................13
   3.15 Expansion of Practice....................................................................................13
   3.16 Performance of Business Office Services..................................................................13
   3.17 Force Majeure............................................................................................13
   3.18 Payment of Practice Expenses and Management Fee..........................................................14
   3.19 Budgets..................................................................................................14
   3.20 Other Management Agreements..............................................................................15
   3.21 Confidential Information.................................................................................16

Section 4. Obligations of Practice...............................................................................16

   4.1 Physician Expenses........................................................................................16
   4.2 Professional Standards....................................................................................17
   4.3 Provider and Payor Relationships..........................................................................18
   4.4 Physician Contracts and Powers of Attorney................................................................19
   4.5 Restrictive Covenants.....................................................................................19
   4.6 Professional Dues and Education Expenses..................................................................21
   4.7 Provision of Services by Practice.........................................................................22
   4.8 Physician Partnership and Employment Agreements...........................................................22

Section 5. Financing Matters.....................................................................................22

   5.1 Mechanics of Transfers....................................................................................22
   5.2 Assignment of Security Interest...........................................................................23
   5.3 Management Fees...........................................................................................25

Section 6. Term and Termination..................................................................................25

   6.1 Term......................................................................................................26
   6.2 Termination...............................................................................................26
   6.3 Remedies Upon Termination.................................................................................28
   6.4 Repurchase of Assets......................................................................................29
   6.5 Early Termination of Agreement............................................................................29

Section 7. Representations and Warranties........................................................................29

   7.1 Representations and Warranties of Practice................................................................29
   7.2 Representations and Warranties of Manager.................................................................30

Section 8. Insurance and Indemnity...............................................................................30

   8.1 Insurance to be Maintained by Practice....................................................................31
   8.2 Indemnification by Manager................................................................................31
   8.3 Indemnification by Practice...............................................................................31
   8.4 Indemnification Procedure.................................................................................31
   8.5 Key Man Insurance.........................................................................................32
   8.6 No Punitive or Consequential Damages......................................................................33

Section 9. Assignment............................................................................................33

Section 10. Compliance with Regulations..........................................................................33

   10.1 Practice of Medicine.....................................................................................33
   10.2 Subcontracts.............................................................................................33

Section 11. Independent Relationship.............................................................................34

   11.1 Independent Contractor Status............................................................................34
   11.2 No Referral Arrangements.................................................................................35

Section 12. Guarantees...........................................................................................35

Section 13. Name; License........................................................................................37

Section 14. Miscellaneous........................................................................................37

   14.1 Notices..................................................................................................37
   14.2 Additional Acts..........................................................................................38
   14.3 Governing Law............................................................................................39
   14.4 Captions, etc............................................................................................39
   14.5 Severability.............................................................................................39
   14.6 Modifications............................................................................................39
   14.7 No Rule of Construction..................................................................................39
   14.8 Counterparts.............................................................................................39
   14.9 Binding Effect...........................................................................................39
   14.10 Enforcement Rights......................................................................................39
   14.11 Arbitration.............................................................................................40
   14.12 Costs of Enforcement....................................................................................40

               AMENDED AND RESTATED MANAGEMENT SERVICES AGREEMENT

         THIS AMENDED AND RESTATED MANAGEMENT SERVICES AGREEMENT (the Agreement), effective as of March 1, 1999, by and among ENT ASSOCIATES, LLP, a New York professional limited liability partnership (the "Practice"); PSC MANAGEMENT CORP., a Delaware corporation ("Manager"); PHYSICIANS' SPECIALTY CORP., a Delaware corporation ("Parent"); the Physician Partners who are signatories hereto for purposes of Section 12(b) hereof as listed on Exhibit 1 attached hereto (the "Original Partners"); and the Physician Partners who are signatories hereto for purposes of Section 12 (b) hereof as listed on Exhibit 2 attached hereto (the "New Partners"; the Original Partners and the New Partners being sometimes collectively called the "Physician Partners" and individually a "Physician Partner").

                                   WITNESSETH:

         WHEREAS, PSC, Parent, Practice and the Original Partners entered into that certain Management Services Agreement dated May 27, 1998 (the "Original Agreement"), under which the Original Partners guaranteed certain covenants and obligations of Practice pursuant to Section 12(b) of the Original Agreement;

         WHEREAS, PSC, Parent, and ENT Associates of New Jersey, P.C., a New Jersey professional corporation ("ENTNJ"), entered into that certain Management Services Agreement dated May 27, 1998 (the "New Jersey MSA"), under which Lee Eisenberg, M.D. ("Dr. Eisenberg") guaranteed certain covenants and obligations of ENTNJ pursuant to Section 12(b) of the New Jersey MSA;

         WHEREAS, Practice and ENTNJ desire to combine the operations of their respective medical practices, and by separate agreements and instruments of even date herewith the Original Partners are admitting the New Partners as partners in Practice, ENTNJ and Advanced Surgical Arts, P.C., a New Jersey professional corporation ("ASA"), are transferring certain of their respective assets to Practice, and ENTNJ, Manager and Parent are terminating the New Jersey MSA;

         WHEREAS, Manager, Parent, Practice and the Original Partners desire to amend the Original Agreement to add the New Partners as Physician Partners thereunder, to provide for an increased management fee to reflect the additional Medical Offices to be managed by Manager thereunder, to provide for certain guarantees from Dr. Eisenberg and from Lawrence J. Pizzo, M.D. and Michael A. D'Anton, M.D. (collectively, the "ASA Physicians"), and in certain other respects.

         NOW THEREFORE, in consideration of the premises and the covenants contained in this Agreement, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by the parties to this Agreement, Practices, Manager and Parent (collectively, the "Parties") hereby amend and restate the Original Agreement and agree as follows:

Section 1. Key Definitions.

         For purposes of this Agreement, the following are certain important defined terms used in this Agreement (a list of defined terms is set forth on Appendix A).

         1.1 GAAP. The term "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, in statements and pronouncements of the Financial Accounting Standards Board, in such other statements by such other entity, or other practices and procedures as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination. For purposes of this Agreement, GAAP shall be applied in a manner consistent with the practices used by Parent and Manager.

         1.2 Net Practice Revenues. The term "Net Practice Revenues" shall mean all revenues, computed on an accrual basis as defined by GAAP, (after taking into account adjustments for uncollectible accounts, discounts, contractual allowances, Medicare, Medicaid, CHAMPUS, workers' compensation, professional courtesy discounts and other write-offs) generated by or on behalf of Practice or its employees as a result of professional medical services furnished to patients, and other fees or income generated by such persons in their capacity as Physician Partners, Practice Employees and employees of Practice, whether rendered in an inpatient or outpatient setting and whether generated from health maintenance organizations, preferred provider organizations, Medicare, Medicaid or rendered to other patients, including, but not limited to, payments received under any capitation or risk withhold arrangements. The term "Net Practice Revenues" shall also include any ancillary services (e.g., hearing aids) revenues for services provided at the Medical Offices.

         1.3 Physician Expenses. The term "Physician Expenses" is defined in
Section 4.1 of this Agreement.

         1.4 Physician Partners. The term "Physician Partners" shall mean those individuals who are duly licensed to practice medicine and who are partners of Practice.

         1.5 Practice Employees. The term "Practice Employees" shall mean: (a) those individuals who are duly licensed to practice medicine and who are employees of Practice (other than Physician Partners), and those individuals who are otherwise under contract with Practice to provide physician and/or medical services to patients, specifically including nurse practitioners, certified registered nurse anesthetists, physician assistants, Fellows, surgical assistants, certified nurse midwives, individuals with a Masters in Social Work degree, physical therapists, audiologists and similar speech, hearing and language professionals, and psychologists with a Masters or a Doctorate degree; and (b) those individuals (other than those described in Section 1.5(a)) required by law, regulatory authority or policy as of the Effective Date, who must be billed through and by a licensed physician and who are therefore required to be employees of the Practice. To the extent that any of the aforesaid Practice Employees may be lawfully employed by the Manager and are so employed, such individuals will be leased employees provided to the Practice by Manager.
                                       2

         1.6 Practice Expenses. The term "Practice Expenses" shall mean all direct expenses incurred in the operation of the medical practice of Practice at the local central billing office serving the Practice (the "CBO") and at the "Medical Offices" (as defined in Section 3.1), whether by Manager or by Practice, including, but not limited to: (a) depreciation and amortization (as hereinbelow provided), salaries, benefits and other direct costs of all employees and independent contractors of Practice (but not including salaries, benefits or other direct costs of "Practice Employees" (as defined in Section 1.5), other than leased Practice Employees, if any, or "Physician Partners" (as defined in Section 1.4)); (b) rent and other obligations under leases or subleases for the Medical Offices, CBO, off-site storage and equipment used by Practice (including, but not limited to, all leases acquired or assigned in connection with the acquisition of the shares under the "Stock Purchase Agreements", as defined in Section 1.8); (c) personal property taxes, use taxes and intangible taxes assessed against assets used by Practice at a Medical Office or CBO; (d) charitable contributions budgeted and approved by Manager and Practice; (e) interest expense on indebtedness of or specifically related to the medical practice and/or expansion of Practice, including, without limitation, interest expense in connection with capital expenditures, provided if funded by Manager such interest charge will be at the same rate as Manager's senior borrowing rate, (f) utility expenses relating to the CBO and Medical Offices;
(g) management fees as provided in Section 5.3 in payment for its services and non-allocable costs incurred by Manager attributable to the provision of management services; (h) expenses associated with the termination, freezing or other administration of any "Corporation Plan" as defined in any Stock Purchase Agreement; (i) other expenses incurred by Practice or Manager in carrying out their respective obligations under this Agreement, except as otherwise provided herein; (j) amounts paid by Manager in reimbursement of Practice pursuant to
Section 4.1 for salaries and benefits paid by Practice for those individuals described in Section 1.5(b); (k) costs of employees and agents providing personal services to particular Physician Partners or Practice Employees; (l) any reserves reasonably deemed prudent by Advisory Board for anticipated costs or expenses of the medical practice of Practice; (m) the cost of the "Mediator" to the extent provided in Section 11.1(b) below; and (n) 50% of travel and travel related expenses for a period not to exceed six (6) months following the commencement of service under this Agreement (the "Transitional Period") for employees of Manager's corporate office for work at the CBO and Medical Offices in connection with the integration of Practice's operational systems with and into Manager's operational systems.

         For purposes of calculating the depreciation component of Practice Expenses under subsection (a) above, the parties agree that (i) depreciation shall be charged on a straight-line basis in accordance with GAAP over a seven-year period in the amounts of $1,833,225 with respect to the depreciable personal property on the books of the "Corporations" when acquired under the Stock Purchase Agreement with the Original Partners (as the same may be amended, the "Original Stock Purchase Agreement") (including, without limitation, assets acquired by any such Corporation from Physicians Domain, Inc.) (and whether or not subsequently abandoned) and (ii) depreciation with respect to capitalized items acquired by Manager after the date of the Original Agreement pursuant to
Section 3.3(b) and depreciable property acquired pursuant to acquisition of assets or stock of other practices which merge into or with Practice after the date of this Agreement shall be charged as Practice Expenses on a straight-line basis in accordance with GAAP. For purposes of calculating the amortization component of Practice Expenses under subsection (a) above, the parties agree that amortization shall be charged on a straight-line basis in accordance with GAAP over a 25-year period with respect to goodwill on the books of the Corporations when acquired under the Stock Purchase Agreements, or on the books of any other corporations or entities acquired after the date of this Agreement with respect to other practices which merge into or with Practice.

         The term "Practice Expenses" shall not include, among other things: (1) any federal, state or local income or corporate franchise taxes of Manager, or the costs of preparing federal, state or local tax returns; (2) any salaries or benefits payable to Practice Employees (other than leased employees) or Physician Partners, except as covered under subsection (j) above; (3) physician licensure fees, board certification fees and costs of membership in professional associations for Practice Employees and Physician Partners; (4) costs of continuing professional education for Practice Employees and Physician Partners;
(5) costs associated with legal, accounting and professional services incurred by or on behalf of Practice other than as described in the first sentence of
Section 3.11; (6) costs of medical malpractice insurance for Practice, its Physician Partners and Practice Employees, and any liability judgments assessed against Practice, Practice Employees or Physician Partners in excess of policy limits; (7) direct personal expenses of Physician Partners or Practice Employees of a kind which are customarily charged to Physician Partners and Practice Employees (including, but not limited to, cellular phone expenses, car allowances and like expenses); (8) capital expenditures except to the extent of depreciation and amortization (computed as provided above); (9) interest expense on or amortization of acquisition costs incurred by Parent or its affiliates in connection with the acquisition of the Corporations pursuant to the Stock Purchase Agreements; (10) interest expense on or amortization of acquisition costs incurred by Parent or its affiliates in connection with the acquisition of the non-medical assets of additional medical practices which are subsequently merged with and into the Practice; (11) salaries and benefits of CBO personnel (and related overhead) when performing services other than for Practice as described in Section 3.10(d); (12) transition costs incurred by Manager associated with the integration of Practice's operational systems with and into Manager's operational systems during the Transition Period (with the exception of 50% of travel and travel related expenses as described in subsection (n) above); or (13) any costs or expenses not designated in this Agreement as being Practice Expenses or costs and expenses designated as the responsibility of Manager.

         Practice Expenses incurred in any annual budget period in excess of 120% of budgeted amounts (measured on an aggregate, not line item, basis) shall be the sole obligation of Manager, unless incurrence of such expenses is pursuant to an acquisition, expansion, addition or other item or service approved by the Advisory Board described in Section 2.1 below or otherwise approved or requested by Practice, in which event such expenses shall be deemed proper. Approval of the Advisory Board or Practice of expenses in excess of budgeted amounts shall not be unreasonably withheld if the expenses are commercially reasonable in nature and amount under the circumstances.

         1.7 States. The term "States" shall mean the State of New York, the State of New Jersey, and any other state where a Medical Office of Practice is located.

         1.8 Stock Purchase Agreements. The term "Stock Purchase Agreements" shall mean the Stock Purchase Agreements set forth on Exhibit 3 attached hereto.

Section 2. Advisory Board.

         2.1 Formation and Operation of the Advisory Board. Manager and Practice shall establish an Advisory Board responsible for advising Manager in connection with the development of management and administrative policies for the overall operation of the medical practice of Practice. The Advisory Board shall consist of four (4) members. Manager shall designate, in its sole discretion and from time to time, two (2) members of the Advisory Board. Practice shall designate, in its sole discretion and from time to time, two (2) members of the Advisory Board. Except as may otherwise be provided, the act of a majority of the members of the Advisory Board shall be the act of the Advisory Board.

         2.2 Functions of the Advisory Board. The Advisory Board shall review, evaluate and make recommendations to Practice and Manager with respect to the following matters:

                  (a) Annual Budgets. All annual capital and operating budgets prepared by Manager, as set forth in Sections 3.4 and 3.19, shall be subject to review and approval by the Advisory Board, which may recommend changes therein.

                  (b) Physician Employment and Recruitment. The Advisory Board shall advise Manager and Practice with respect to the types of physicians required for the efficient operation of the medical practice of Practice and the content of all physician employment and recruitment contracts to be utilized by Practice. Before any binding offer of employment is extended by Practice, Practice shall provide Manager at least fifteen (15) days prior notice.

                  (c) Strategic Planning. The Advisory Board shall make recommendations to Manager regarding the development of long-term strategic planning objectives for Practice.

                  (d) Capital Expenditures. The Advisory Board shall make recommendations to Manager regarding the priority of major capital expenditures for the medical practice of Practice.

                  (e) Capital Improvements and Expansion. Any renovation and expansion plans and capital equipment expenditures with respect to the operations of the medical practice of Practice shall be subject to the Advisory Board's approval and shall be based, in the reasonable judgment of Manager, upon economic feasibility, physician support, productivity and then-current market conditions.

                  (f) Provider and Payor Relationships. The Advisory Board shall review and advise Manager and Practice with respect to the establishment or maintenance of relationships with institutional healthcare providers and payors.

                  (g) Ancillary Services. The Advisory Board shall review and make recommendations to Manager and Practice regarding the provision of ancillary services based upon the pricing, access to and quality of such services.

                  (h) Collection Policies. At least annually, the Advisory Board shall, based upon recommendations by Manager and Practice, review and adopt collection policies for the Practice.

                  (i) Advertising. The Advisory Board shall advise Practice with respect to advertising including design of signage, logo and letterhead. All such advertising shall be in accordance with Title 8 of Article 131 of the New York Education Law and Title IIA of Article Two of the New York Public Health Law, and with respect to advertising in New Jersey, shall be in accordance with N.J. Stat. ss. 45:9-16 and N.J.A.C. ss. 13:35-6.10.

                  (j) Exceptions to Inclusion in Net Practice Revenues. The Advisory Board will review and make recommendations to Manager and Practice with respect to the proposed exclusion of any revenue from Net Practice Revenues.

                  (k) Grievance Referrals. The Advisory Board shall consider, review and make recommendations to Manager and Practice with respect to any matters arising in connection with the operations of Practice that are not specifically addressed in this Agreement and as to which Manager or Practice requests consideration by the Advisory Board.

                  (l) Quality Assurance and Utilization Review. The Advisory Board shall advise Manager and Practice regarding all quality assurance and utilization review programs undertaken by Practice either independently or in connection with any managed care contracts maintained by Practice, and Manager shall assist the Practice in preparing, reviewing, revising and performing the quality assurance and utilization review functions of the Practice in consultation with the Advisory Board.

Notwithstanding any contrary provision of this Agreement, it is acknowledged and agreed that other than as provided in Section 2.2(a), recommendations of the Advisory Board are intended for the advice and guidance of Manager and Practice and that the Advisory Board does not have the power to bind Manager or Practice. Where discretion with respect to any matter is vested in Practice under the terms of this Agreement, Practice shall have ultimate responsibility for the exercise of such discretion, notwithstanding any recommendation of the Advisory Board. Where discretion with respect to any matter is vested in Manager under the terms of this Agreement, Manager shall have ultimate responsibility for the exercise of such discretion, notwithstanding any recommendation of the Advisory Board. Manager and Practice shall, however, take such recommendations of the Advisory Board into account in good faith in the exercise of such discretion.

Section 3. Obligations of Manager.

         3.1 Provision of Services. Practice hereby engages Manager for the term of this Agreement, and Manager hereby accepts such engagement, to provide to Practice the business management services, personnel, equipment and supplies provided for in this Agreement (collectively "Management Services"). Manager shall provide the Management Services at the medical offices leased by Manager or its affiliate located at those locations set forth on Exhibit 3.1, as amended from time to time to reflect such other place or places for offices as may be agreed upon by Manager and Practice. The medical offices or such other places at which the Management Services are to be provided are referred to as the "Medical Offices."

         3.2 Medical Offices. Manager or its affiliate shall, subject to Practice obtaining necessary consents, take assignment of and assume leases for Medical Offices and facilities located at the locations described on Exhibit 3.1 and shall pay out of Net Practice Revenues or other sources all rent due with respect to the Medical Offices, and all costs of repairs, maintenance and improvements, telephone, electric, gas and water utility expenses, insurance, normal janitorial services, refuse disposal and all other costs and expenses reasonably incurred in connection with the operations of Practice including, but not limited to, related real or personal property lease payments and expenses, taxes and insurance. Manager shall be responsible for maintenance of the Medical Offices and FFE, as defined hereinafter, in good repair, normal wear and tear excepted. Subject to Advisory Board approval of subleases, if any, Practice shall be entitled to be the exclusive medical provider at the Medical Offices. Manager shall consult with Practice with respect to the condition, use and needs of the Medical Offices, as expanded, improved or relocated from time to time. The Medical Office shall be used by the Practice and by the Manager in providing its services under this Agreement to such Medical Office.

         3.3 Furniture, Fixtures and Equipment. Manager agrees to provide or have provided to Medical Offices those supplies and items of furniture, fixtures and equipment as are customarily required for the Practice and as are determined by Manager, and approved by Practice, to be necessary and/or appropriate for Practice's proper and effective operations at the Medical Offices during the term of this Agreement (all such items of furniture, fixtures and equipment are collectively referred to hereinafter as the "FFE") subject, however, to the following conditions:

                  (a) Practice shall have the use of the FFE only during the term of this Agreement and title to the FFE shall be and remain in Parent and/or Manager at all times during such term except as otherwise provided herein.

                  (b) Manager shall be responsible for, and pay for out of Net Practice Revenues or other sources, all repairs, maintenance and replacement of the FFE. However, repairs, replacements and new equipment, each of which costing more than $500 will be capitalized, such that Manager shall fund same from its own capital and charge to Practice as a Practice Expense depreciation of the capital item on a straight line basis in accordance with GAAP and interest expense related thereto at the interest rate charged by Manager's "Credit Facility Lender".

         3.4 Financial Planning and Goals. As provided in Section 3.19, Manager will prepare, in consultation with Practice, annual capital and operating budgets reflecting, in reasonable detail anticipated revenues, expenses and sources and uses of capital for growth in the medical practice of Practice.

         3.5 Business Office Services. Practice hereby appoints Manager as its sole and exclusive manager and administrator of all business functions and services related to Practice's services during the term of this Agreement. Without limiting the generality of the foregoing, in providing the Management Services, Manager shall perform the following functions:

                  (a) Manager shall evaluate, negotiate and administer all managed care contracts on behalf of Practice and shall consult with Practice on matters relating thereto; provided that acceptance to participate in any or all managed care contracts shall be decided by Practice.

                  (b) Manager shall provide ongoing assessment of business activity including product line analysis, outcomes monitoring and patient satisfaction.

                  (c) Manager shall be responsible for ordering and purchasing all medical and office supplies and subject to the capital budget, equipment and FFE reasonably required in the day-to-day operation of the medical practice of Practice at the Medical Offices.

                  (d) Manager shall make application and negotiate for the procurement of professional liability insurance covering persons in the coverage amounts set forth in Section 8.1. This coverage shall be made available to Practice. Practice, however, shall have the right to obtain coverage from an alternative provider reasonably acceptable to Manager.

         3.6      Billing and Collections.

                  (a) Subject to the provisions of Section 3.6(b) below, Manager shall, on behalf of Practice, bill and collect from third party payors, intermediaries and patients all professional fees for medical services and for ancillary services performed at the Medical Offices by Practice and Practice's employees and agents, including, but not limited to, Physician Partners and Practice Employees, provided that Practice shall establish the fee schedule for all physician and ancillary services and pharmaceutical and other (e.g., hearing aids) items provided by Practice. Manager shall use reasonable diligence in its efforts to collect professional fees consistent with industry practice. At its sole cost and expense, the Practice shall have the right to periodically review such billing procedures, and in accordance with the policies approved by the Advisory Board, Manager will use reasonable judgment to settle and discount fees in consultation with the Advisory Board. For the term of this Agreement, Practice hereby grants Manager power of attorney and appoints Manager as its true and lawful attorney-in-fact for the following purposes:

                           (i)   To bill third party payors, fiscal
intermediaries and patients in Practice's name, under its provider number(s) when obtained and on its behalf, and until such time as Practice has obtained its provider number(s), bill, in the Physician Partners' and Practice Employees' names under their respective provider numbers and on their behalf, and in connection with such billing services Manager covenants and agrees that it will use its best efforts to perform the billing correctly and in accordance with applicable laws and regulations based on information that Practice and the Physician Partners and Practice Employees provide to Manager for such purpose;

                           (ii) To collect accounts receivable and claims for
reimbursement that are generated by such billings in Practice's name and on Practice's behalf, and in the name and on behalf of all Physician Partners and Practice Employees;

                           (iii) To place such accounts for collection, settle
and compromise claims, and institute legal action for the recovery of accounts in accordance with policies adopted by the Advisory Board;

                           (iv) Following receipt by Practice, to take
possession of payments from patients, insurance companies, Medicare, Medicaid and all other payors with respect to services rendered by Practice, Physician Partners and Practice Employees, and Practice hereby covenants to forward such payments to Manager for deposit;

                           (v) To receive payments from Medicare and
Medicaid, subject to the provisions of Section 3.6(b) below;

                           (vi) To take possession of and endorse in the name
of Practice, or any Physician Partner or Practice Employee, any notes, checks, money orders, insurance payments and any other instruments received by Practice as payment of such accounts receivable (except Medicare and Medicaid accounts receivable, which shall be received and accounted for in accordance with Section 3.6(b) below);

                           (vii) To pledge the accounts receivable as
collateral or otherwise encumber the accounts receivable without the approval of the Advisory Board or Practice (all actions with respect to any encumbering accounts receivable involving Medicare or Medicaid shall not be inconsistent with applicable laws and regulations relating thereto); and

                           (viii) If requested, to sign checks on behalf of
Practice and make withdrawals from bank accounts maintained by Manager for payments specified in this Agreement.

                  (b) All amounts received in payment of Medicare, Medicaid, and CHAMPUS accounts receivable shall be deposited into one or more accounts in the name of and controlled by Practice (the "Physician Deposit Account") with a bank whose deposits are insured by the Federal Deposit Insurance Corporation. The Physician Deposit Account shall at all times be maintained and funds withdrawn in accordance with the provisions in the Billing Agreement for Governmental Receivables of even date herewith between Manager, Practice and Physician Partners in the form attached hereto as Exhibit 3.6(b) and made a part hereof (the "Billing Agreement"). The Physician Deposit Account shall be maintained by Manager solely for the purpose of collecting amounts in payment of Medicare, Medicaid, and CHAMPUS accounts receivable of Practice unless otherwise expressly agreed by Manager.

         3.7 Deposit of Net Practice Revenues. During the term of this Agreement, all Net Practice Revenues collected shall be received directly by Practice at the Medical Offices, and each business day Practice will transfer all collected Net Practice Revenues into a bank account as specifically directed by Manager; provided that Medicare, Medicaid and CHAMPUS collections shall be deposited into one or more separate bank accounts in the name of Practice as provided in the Billing Agreement. Manager shall be the owner of the account (other than the account under the Billing Agreement) and have the sole right to make daily transfers to its operating or other account with its "Credit Facility Lender" (as defined in Section 5.2(b)) and to make withdrawals to pay Practice Expenses on a monthly basis. Manager will transfer pursuant to Section 5.1 an amount equal to the excess of Net Practice Revenues over Practice Expenses by the 25th day of each month with respect to the preceding calendar month to an account designated by Practice from which Practice will pay Physician Expenses and for any other purposes Practice may determine from time to time. Any funds in the Physician Deposit Account which are not made available to Manager due to any revocation of its authority under the Billing Agreement shall be deemed delivered to Practice for purposes of this section. Manager shall maintain its accounting records in such a way as to clearly segregate the deposit of Net Practice Revenues and the payment of Practice Expenses and other transfers from such deposit account from other funds of Manager. Practice and Manager hereby agree to execute from time to time such documents and instructions as shall be required by the Credit Facility Lender and mutually agreed upon to effectuate the foregoing provisions and to extend or amend such documents and instructions.

         3.8 Financial Reports.

                  (a) Manager shall maintain the books and records of Manager in accordance with GAAP with respect to the operations of Practice and prepare financial reports that reflect the total gross revenues and Net Practice Revenues generated by each Physician, by or on behalf of the medical practice of Practice and all Practice Expenses and other charges, if any, paid or incurred by Manager which are charged to the Practice as Practice Expenses. Manager shall provide Practice with monthly financial reports showing Net Practice Revenues and Practice Expenses by the 25th day of each month with respect to the prior month and shall provide a year-end revenue and expense report showing Net Practice Revenues and Practice Expenses for Practice within ninety (90) days after the end of each calendar year. Each such report shall track Net Practice Revenues by Physician and Practice Expenses by Medical Office.

                  (b) In the event that the Practice disputes the financial reports, the Practice shall have the right to retain an independent accounting firm of its choosing to review the reports and books and records related thereto. In the event that the chosen accounting firm, in consultation with Manager's auditors, determines that the expenses are overstated or the revenues are understated by more than fifteen (15%) percent of the amounts set forth in the revenue and expense reports prepared by Manager, then Manager shall bear the costs of retaining the chosen accounting firm. In the event that Manager is not responsible for the costs of the chosen accounting firm pursuant to the preceding sentence, then the Practice shall cause the costs of such accounting firm and Managers' auditors (solely as such costs relate to Practice's review) to be borne by the Practice. Any amount of overstatement of expenses (whether more or less than 15%) shall be repaid by Manager within ten (10) days after such determination.

         3.9 Support Services. Manager shall provide all reasonable and necessary secretarial, reception and clerical functions, including coordination of patient visits and scheduling of patients, computer, management information, bookkeeping, billing and collection services, accounts receivable and accounts payable management services, laundry, linen, janitorial and cleaning services and management services to improve efficiency and workflow systems and procedures, as may be required for the operation of the Practice in a manner consistent with reasonable business practice at the office locations, as determined by Manager after consultation with Practice.

         3.10 Administrator. Manager shall provide an administrator to manage and administer all of the day-to-day business functions and services of the medical practice of Practice. The administrator will be selected by Manager after prior consultation with Practice, and Manager shall determine the salary and fringe benefits of the administrator, but shall consult with Practice with respect thereto. The Practice, subject to Advisory Board consent, shall have the right to require reassignment of the administrator if, in its reasonable judgment, the administrator is not adequately performing the required services. Selection of a successor administrator shall be subject to Advisory Board approval.

         3.11 Personnel. Manager shall provide such non-physician personnel, including leased employees, as determined by Manager, after consultation with Practice, to be reasonably necessary for the effective operation of the medical practice of Practice at the Medical Offices, subject, however, to the following:

                  (a) Manager shall employ and/or provide to Practice all medical records personnel and other medical support personnel as requested by Practice and as shall be reasonably necessary for the operation of Practice's medical practice at the Medical Offices. As to the non-physician medical support personnel provided under this Section 3.11(a), Manager shall determine the salaries and benefits of all such personnel, but shall consult with Practice with respect thereto. Manager shall also recommend the assignment of all such personnel to perform services at the Medical Offices; provided, however, that Practice shall have the right to approve, based primarily on professional competence and compatibility with a Medical Office, the assignment of all non-physician medical support personnel to provide services at the Medical Offices and Manager shall, at Practice's request, reassign and replace such personnel from time to time who are not, in Practice's reasonable and good faith judgment, adequately performing the required professional services. If Practice is dissatisfied with the services of any person, the Practice shall consult with Manager. Manager shall in good faith determine whether the performance of that employee could be brought to acceptable levels through counsel and assistance or whether such employee should be terminated.

                  (b) Manager shall employ and provide to Practice all business office personnel (i.e., clerical, secretarial, bookkeeping and collection personnel) reasonably necessary for the maintenance of patient records, collection of accounts receivable and upkeep of the financial books of account to the extent that same are required for, and directly related to, the operation of the medical practice by Practice. As to the personnel provided under this Section, Manager shall determine the salaries and fringe benefits of all such personnel, but shall consult with Practice with respect thereto.

                  (c) In exercising its judgment with regard to personnel as provided in Section 3.10 and this Section 3.11, Practice and Manager agree not to discriminate against such personnel on the basis of race, religion, age, sex, disability or national origin.

                  (d) In recognition of the fact that CBO personnel providing services to Practice under this Agreement may perform services from time to time for others, this Agreement shall not prevent Manager from performing such services for others or restrict Manager from so using such personnel. Manager will make every effort consistent with sound business practices to honor the specific requests of Practice with regard to the assignment of such personnel; provided, however, that except for non-physician medical support personnel as provided in subsection (a) above, Manager hereby retains the sole and exclusive decision-making authority regarding all such personnel assignments. In the event any such personnel performs services in a material respect (e.g. 10% of the time) other than for the Practice (including non-practice related services for Manager), their salaries and benefits will be prorated accordingly and all related CBO overhead attributable thereto, including rent, utilities and depreciation, shall be prorated on a reasonable basis.

                  (e) If Practice or Physician Partners request personal secretarial, clerical, bookkeeping, or other non-physician medical support personnel in addition to personnel determined to be necessary and/or appropriate by Manager, and such additional personnel and/or services are provided by mutual agreement between Manager and Practice, all costs and expenses incurred by Manager in providing such additional personnel shall be paid to Manager by Practice.

         3.12 Professional Services. Manager shall use reasonable efforts to arrange for or render to Practice such business, legal and financial management consultation and advice as may be reasonably required or requested by Practice and directly related to the expansion and/or operations of Practice. Manager shall not be responsible for any services requested by or rendered to any individual, employee or agent of Practice not directly related to the operations or expansion of Practice nor shall Manager be responsible for rendering any legal or tax advice or services or personal financial services to Practice or any employee or agent of Practice. Subject to the budget and Advisory Board approval, Manager shall assist the Practice in its strategic planning and development. Any advertising approved by the Advisory Board shall be tasteful and in compliance with applicable laws and regulations.

         3.13 Patient and Financial Records. Manager shall maintain all files and records relating to the operation of Practice including, but not limited to, customary financial records and patient files. The management of all files and records shall comply with all applicable federal, state and local laws, statutes, rulings, orders, ordinances and regulations ("Laws") including the requirements of any managed care or other agreements, and all files and records shall be located so that they are readily accessible for patient care, consistent with ordinary records management practices. Practice shall be permitted to obtain at its request and expense, copies of patient and payor billing records on electronic media as maintained by Manager. Practice shall supervise the preparation of, and direct the contents of, patient medical records, all of which shall be and remain confidential and the property of Practice. Manager shall have reasonable access to such records and, subject to applicable Laws and accreditation policies, Manager shall be permitted to retain true and complete copies of such records at its expense. Manager hereby agrees to preserve the confidentiality of such patient medical records and to use the information in such records only for the limited purposes necessary to perform the Management Services and, within the limits of its responsibilities hereunder, to ensure that provision is made for appropriate care for patients of Practice.

         3.14 Physician Recruitment. At the request of Practice, Manager shall perform administrative services relating to the recruitment of physicians for Practice. Practice shall determine the need for additional physicians in consultation with Manager. All such physicians recruited by Manager and accepted by Practice shall be partners or employees of Practice (if such physicians are hired as employees) and not of Manager. Any out-of-pocket expenses incurred in the recruitment of physicians shall be treated as Practice Expenses. Practice agrees that all physicians hired by the Practice shall execute a Physician Employment Agreement in a form approved by Manager (the "Physician Employment Agreements"). Practice agrees not to change the form of the Physician Employment Agreement in any material way without Manager's prior written consent.

         3.15 Expansion of Practice. Manager will evaluate proposals for Practice regarding additions to office-based procedures and establishing new satellite office(s) that are commercially reasonable and beneficial to Practice, as reasonably determined by Practice and Manager to be beneficial to Practice. Subject to Advisory Board approval, Manager will assist practice in attempting to add ancillary services and establishing new satellite office(s). Manager will also evaluate for Practice upon request proposals for relationships and affiliations with physicians and other specialists, hospitals, networks, health maintenance organizations and preferred provider organizations. Practice will be responsible for contacting representatives of such affiliations, hospitals, networks, and organizations and will not enter into any agreements with respect to any such matters without prior notice to Manager. At Practice's request, Manager will assist Practice, in contacting representatives of such affiliations, hospitals, networks, and organizations.

         3.16 Performance of Business Office Services. Subject to the provisions of Sections 3.10 and 3.11, Manager is hereby expressly authorized to perform its business office services hereunder in whatever reasonable manner it deems appropriate to meet the day-to-day requirements of the non-medical business functions of Practice's medical practice at the Medical Offices. Manager may perform some or all of the business office functions of Practice at locations other than at the Medical Offices, so long as patient records remain at the Medical Offices or off-site storage facilities that are approved by the Advisory Board and are available for review by the Practice.

         3.17 Force Majeure. Manager shall not be liable to Practice for failure to perform any of the services required under this Agreement due to the occurrence of an event over which Manager had or has no reasonable control, including, but not limited to, strikes, lockouts, calamities, acts of God, unavailability of supplies, fire, explosion, or other casualty, for so long as such event continues and for a reasonable period of time thereafter. Manager shall use reasonable efforts to provide services as soon thereafter as possible.

         3.18 Payment of Practice Expenses and Management Fee. Manager shall pay all Practice Expenses as they become due out of Net Practice Revenues or otherwise; provided, however, that Manager may, in the name of and on behalf of Practice, contest in good faith any claimed Practice Expenses as to which there is any dispute regarding the nature, existence or validity thereof (no such dispute however, shall relieve Manager of its obligation to provide the Management Services as agreed herein). If Practice or Manager is charged or assessed any late charges, fees or interest as a result of failure to timely pay any Practice Expenses, the payment of such charges, fees or interest shall be the responsibility of the party which caused the payment of such Practice Expenses to be untimely. Manager shall be entitled, on a monthly basis, to pay itself from Net Practice Revenues the amount specified in Section 5.3 as its management fee for providing its services under this Agreement. Practice acknowledges and agrees that the amount to be retained by Manager as its management fee in accordance with this Agreement is reasonable and fair, given the undertakings of Manager as set forth in this Agreement and the other benefits and value that accrue to Practice as a result of Manager's services under this Agreement.

         3.19 Budgets.

                  (a) As part of the Manager's responsibilities under this Agreement, the Manager shall prepare annual capital and operating budgets for the Practice for each budget period in accordance with the provisions of this Section 3.19. As used herein, a budget period means a calendar year of Practice unless otherwise provided.

                  With respect to each budget period following the initial budget period, the Manager shall prepare and deliver a preliminary draft of each such budget to the Advisory Board at least 30 days prior to the commencement of the budget period to which such budget relates. The Advisory Board shall provide any comments or suggested changes to such preliminary drafts to the Manager within 15 days after receipt thereof. The Manager shall then submit a revised budget to the Advisory Board for approval by the Advisory Board no later than 15 days after the end of the 15-day period referred to in the immediately preceding sentence. The Advisory Board shall then approve or disapprove of, but not modify or amend the revised budget within 15 days of receiving it. The foregoing time periods during which drafts of the budget are to be delivered and approved shall be subject to adjustment from time to time as determined appropriate by the Advisory Board and Manager.

                  If prior to the commencement of any budget period, the Advisory Board has not yet approved the budget or provided comments or suggested changes to the proposed budget, then the Manager and the Advisory Board will work diligently in good faith to obtain such approvals, and until such approvals are obtained, with respect to the budget, (i) as to any disputed line items, the immediately preceding budget period's budget shall be controlling until such time, if any as agreement is reached on the amounts to be allocated to such disputed line items, specifically as follows: (A) non-recurring or extraordinary items shall not be continued from the budget for the immediately preceding budget period, (B) if the previous budget was for a budget period of less than 12 months, it shall be annualized, (C) all items subject to an automatic increase, such as rent and taxes, shall be budgeted at the increased rate (D) for items such as employee salaries and benefits, the total salary and benefits number shall be adjusted to take into account changes in the number and classifications of employees employed or contracted, (ii) as to any line items which are not in dispute, the revised budgets submitted by the Manager shall control, and (iii) those items reasonably deemed medically necessary by Practice shall be acquired. With respect to the initial budget for the balance of calendar year 1998, Manager shall deliver a draft of the annual budget to the Advisory Board within ninety (90) days of the date of this Agreement. If the Advisory Board has not approved the budget for balance of 1998 within one hundred twenty (120) days of the date of this Agreement, actual 1997 costs of the Physician Partners' prior practices shall be deemed to be the "immediately preceding budget period's budget" for purposes of this paragraph.

                  (b) The parties agree that the Manager shall have the authority and discretion in its reasonable business judgment to reallocate cost and expense line items within the budget, so long as the pre-tax income targets within such budgets are not adversely impacted and Manager's staffing obligations under Sections 3.9 and 3.11 are not materially adversely affected.

                  (c) Manager agrees that expenses of the Practice which are shared by other practices being managed by Manager shall be allocated as "Practice Expenses" to Practice and such other practices based on actual expenses incurred where such expenses are directly identifiable by Manager or on a pro rata basis in accordance with the respective "Net Practice Revenues" of Practice and such other practices, or such other fair and reasonable basis as Manager may reasonably determine.

         3.20 Other Management Agreements. (a) Manager agrees that during the initial twenty-four (24) months of the term of this Agreement, Manager will not, directly or indirectly, enter into a management agreement to provide substantially similar management services to those provided under this Agreement to any other otolaryngology practice (hereinafter an "Other ENT Group") located in a restricted geographical area ("Restricted Area") as set forth on Exhibit
3.20 hereto, unless Manager shall have first offered Practice the opportunity to merge with or acquire such Other ENT Group and Practice shall not have notified Manager within thirty (30) days after receipt of such written offer that Practice desires to merge with or acquire such Other ENT Group; provided, however, that Manager shall not be required to provide any right of first offer to Practice if there shall have occurred and be continuing an event which, with the giving of notice or lapse of time, or both, would constitute a "Practice Event of Default" hereunder, unless such event shall be cured within 15 days following written notice from Manager to Practice; and provided, further, that Practice agrees that in the event it desires to accept any such first offer, Practice and the Physician Partners will afford the individual physician shareholders or partners in the Other ENT Group the same economic and voting rights in Practice as are enjoyed by the Physician Partners. In the event Practice notifies Manager within the aforesaid 30-day period that it desires to merge with or acquire such Other ENT Group but subsequently notifies Manager that it no longer wishes to proceed with such transaction, then Manager shall be entitled to pursue such transaction. Any written offer provided to Practice under this Section 3.20 shall include sufficient financial and other information concerning such Other ENT Group as Practice may reasonably request in order to make an informed judgment.

                  (b) Manager agrees that commencing with the 25th month of the term of this Agreement and continuing until the end of the 60th month of the term of this Agreement, Manager will provide notice to Practice at the time it reaches a basic understanding as evidenced by a term sheet or discussion outline of any potential management agreement between PSC and any Other ENT Group in the Restricted Area and will not consummate any such transaction for at least 30 days after providing Practice with notice that it has reached such understanding with any such other ENT Group. Such notice shall identify the Other ENT Group and PSC's estimate of its revenue run rate and overhead percentage.

                  (c) All information provided to Practice under this Section
3.20 shall be considered to be confidential by Practice and afforded the same protection as Manager Confidential Information under Section 4.5(e).

         3.21 Confidential Information. Except as required to perform its obligations under this Agreement, Manager shall not, without the express written consent of Practice, distribute, market, publish, or divulge to any person or entity, or use or modify for use, directly or indirectly, any "Practice Confidential Information" during the term of this Agreement and for a period of three (3) years after the final date of the term of this Agreement; provided, however, that Manager may disclose Practice Confidential Information, (i) to Other ENT Groups which are potential acquisition partners under Section 3.20 as approved by Practice or the Advisory Board, (ii) as required by law, governmental order or regulation, or by subpoena or other legal process (provided Practice will be provided advance notice of such disclosure in order to afford it the opportunity to seek an appropriate protective order), (iii) in any litigation involving Practice, Manager or a Physician Partner, and (iv) to Manager's lenders, financial advisors, accountants, investment bankers, and attorneys. For purposes of this Agreement "Practice Confidential Information" shall mean valuable, non-public competitively sensitive data and information relating to Practice that is not generally known by or readily available to competitors of Practice, including payor and managed care contract fees and rates under exclusive arrangements of Practice with third party payors, and Practice revenue and expense reports and related financial information.

Section 4. Obligations of Practice.

         4.1 Physician Expenses. Practice shall be solely responsible for the payment, when due, of all costs and expenses ("Physician Expenses") incurred in connection with Practice's operations that are not Practice Expenses and are not enumerated under subsection 1, 8, 9, 10, 11, 12, or 13 of the third paragraph of
Section 1.6 (except as otherwise expressly provided in such subsections), including, but not limited to, insurance premiums for policies of malpractice insurance, deductibles under such policies of malpractice insurance, any and all costs and expenses incurred with respect to claims under such policies of malpractice insurance, salaries and benefits, workers' compensation, retirement plan contributions, health, disability and life insurance premiums, payroll taxes, cellular phone and automobile expenses incurred by or in connection with the employment of all Physician Partners and Practice Employees. Practice shall be responsible for paying as a Physician Expense salaries, benefits and other similar direct costs for all Practice Employees and Physician Partners. Practice shall pay all Physician Expenses as they become due. However, Practice shall pay the salaries and benefits for those individuals described in Section 1.5(b), but Manager shall reimburse Practice monthly, on the date such amounts are payable, by cash transfer to Practice for all such salaries and benefits and payroll taxes and such reimbursement amounts shall be a Practice Expense under Section 1.6.

         4.2. Professional Standards.

                  (a) It is expressly acknowledged by the parties to the Agreement that all medical services provided at the Medical Offices shall be performed solely by physicians and allied health care professionals duly licensed, if required, to practice medicine. The professional services provided by Practice and its Physician Partners and Practice Employees shall at all times be provided in accordance with applicable ethical standards and Laws applying to the medical profession. Practice shall at all times during the term of this Agreement be and remain legally organized and authorized to provide medical care and services in a manner consistent with all state and federal laws. The parties will cooperate with each other in taking steps to resolve any utilization review or quality assurance issues which may arise in connection with the medical practice of Practice. If any disciplinary actions or professional liability actions are initiated against any Physician Partner or Practice Employee, Practice shall immediately inform Manager of such action and the underlying facts and circumstances. Practice agrees to implement and maintain a program to monitor the quality of medical care provided by Practice, and Manager shall render administrative assistance to Practice on an as-requested basis to assist Practice in designing, implementing and maintaining such program.

                  (b) Practice shall at all times during the term of this Agreement use its best efforts to assure that each physician employed by the Practice shall:

                      (i) maintain an unrestricted license to practice medicine and surgery in all its branches in the States where such physician practices medicine and maintain good standing with the Medical Board of such States;

                      (ii) maintain a federal Drug Enforcement Administration certificate without restrictions, to prescribe controlled substances as are customarily prescribed by physicians practicing in Physician's practice specialties;

                      (iii) maintain hospital medical staff memberships and clinical privileges at those facilities set forth on Part Three of Exhibit A of his or her Physician Employment Agreement as amended from time to time;

                      (iv) perform all professional services through Practice and in accordance with all Laws and with prevailing standards of care and medical ethics in accordance with any Employment Agreement between Practice and Physician and with practice protocols and policies as adopted from time to time by Practice;

                      (v) maintain Physician's skills through continuing education and training, including participation in those programs designated by Practice from time to time;

                      (vi) maintain eligibility for insurance under the professional liability policy or policies at a commercially reasonable cost as determined by Practice carried by or on behalf of Practice for Physician's practice specialties, to the extent Physician is to be covered by such policy or policies pursuant to Section 5.2 of the Physician Employment Agreement;

                      (vii) maintain Physician's board-certified or board eligible status in Physician's practice specialties;

                      (viii) qualify and maintain Physician's qualification as a participating provider in the Medicare and Medicaid programs;

                      (ix) abide by the Principles of Medical Ethics of the American Medical Association, any principles or statements or ethics adopted by the state medical society in any state in which Physician maintains a professional license, and the ethical principles or statements as adopted and amended from time to time by the American Board of Otolaryngology;

                      (x) comply with all Laws applicable to the conduct of Physician's activities, as well as with the articles of incorporation, bylaws and other corporate governance documents of Practice and other rules or regulations adopted from time to time by Practice;

                      (xi) promptly disclose to Practice (i) the commencement or pendency of any legal action, administrative proceeding or investigation, medical staff or professional disciplinary actions against Physician or (ii) the existence of any circumstances that could reasonably be expected to form the basis of or lead to any such action, proceeding or investigation;

                      (xii) abide by any lawful guidelines adopted by Practice or any person or entity providing management services to Practice designed to encourage the appropriate, efficient and cost-effective delivery of medical services, subject always to the clinical judgment of Physician, and cooperate with and participate in all Practice programs regarding quality assurance, utilization review, risk management and peer review;

                           (xiii) maintain appropriate and accurate medical
records in accordance with accepted medical standards and Practice policies with respect to all patients evaluated and treated; and

                           (xiv) satisfy such other reasonable requirements as
are established from time to time by Practice.

         4.3 Provider and Payor Relationships. Manager, upon request of Practice, shall consult with Practice on matters relating to the establishment or maintenance of relationships with institutional healthcare providers and third-party payors, including, but not limited to, managed care programs, health maintenance organizations and preferred provider organizations. Practice shall not be required by Manager to sign up or contract with any particular provider or payor.

         4.4 Physician Contracts and Powers of Attorney. (a) During the term of this Agreement, Practice shall maintain Physician Employment Agreements substantially in the form of Exhibit A or Exhibit B hereto with all Physician Partners and with other physician practitioners employed or otherwise retained by Practice as Practice Employees substantially in the form of Exhibit C hereto.

                  (b) Practice shall require all Physician Partners and physician Practice Employees to execute and deliver to Manager powers of attorney, satisfactory in form and substance to Manager, appointing Manager as attorney-in-fact for each such Physician Partner and physician Practice Employee for the purposes set forth in Section 3.6(a) to the extent authorized by law.

         4.5 Restrictive Covenants.

                  (a) Practice acknowledges and agrees that the services to be provided by Manager hereunder are feasible only if Practice operates a vigorous medical practice in which its Physician Partners and Practice Employees are in private medical practice exclusively with Practice, either on a full-time or part-time basis (to the extent part-time employment may be permitted under his or her Physician Employment Agreement). Accordingly, Practice agrees that, during the term of this Agreement, it shall not, without the prior written consent of Manager, establish, operate or provide physician services at any medical office, clinic or other healthcare facility in any of the States which provides services substantially similar to those offered by Practice at the Medical Offices other than services at clinics and other healthcare facilities in a manner consistent with past practices of Practice or, prior to the date hereof, the Physician Partners.

                  (b) During the term of this Agreement and for a period of eighteen (18) months following the termination or expiration of this Agreement, Practice shall not, in the States, alone or in conjunction with any other person or entity, without the prior written consent of Manager, solicit or attempt to solicit any employee or other personnel employed by Manager (or who was employed by Manager at any point during the six months prior to termination of this Agreement) to terminate, alter or lessen that party's affiliation with Manager or to violate the terms of any agreement or understanding between such employee or other person and Manager. This restriction shall not include Practice Employees employed at a Medical Office.

                  (c) If this Agreement is terminated for any reason other than by Practice pursuant to Section 6.2 (b) below, Practice shall not for a period of eighteen (18) months following the effective date of such termination, engage or contract with any person, firm or entity (or group of affiliated entities) for the provision of comprehensive management services to Practice at the Medical Offices (or at any new or replacement medical offices of Practice in a State) substantially of the kind contemplated by this Agreement. However, Practice may hire employees, other than employees or personnel employed or engaged by Manager (or who were employed or engaged by Manager at any point during the six months prior to termination of this Agreement), to provide such services.

                  (d) The intellectual and other property rights in any work product, discoveries or inventions related to the development of practice protocols, clinical information systems, clinical coding systems, utilization management systems or programs, and case management systems or programs) developed or acquired by Practice, the Physician Partners or Practice Employees or any other personnel or agents of such parties during the term of this Agreement and all patents, copyrights, trademarks, service marks and other intellectual property rights related thereto (the "Practice IP") shall be deemed to be owned exclusively by the Manager. The Practice hereby unconditionally and irrevocably transfers and assigns to Manager all rights, title and interest the Practice may currently have (or in the future may have) by operation of law or otherwise in or to any Practice IP. Practice agrees to execute and deliver to Manager any transfers, assignments, documents or other instruments which Manager may deem necessary or appropriate to vest complete title and ownership of any Practice IP, and all associated rights, exclusively in Manager. The Physician Employment Agreements shall have a provision comparable to this paragraph (d) assigning these Practice IP rights from the Practice physicians to Practice, in contemplation of their reassignment from Practice to Manager as herein provided, subject only to such exclusions as are provided in the form of Physician Employment Agreement approved by Manager. Other intellectual and property rights developed or acquired by a Physician Partner or Practice Employee on his or her own time and without use of the resources or services of Manager or Practice and specifically excluded in such individual's employment agreement with Practice shall not be deemed owned by Manager or Practice.

                  (e) Practice acknowledges and agrees that Manager's Trade Secrets and Manager Confidential Information (both as defined below) represent a substantial investment by Manager. Practice also acknowledges and agrees that any unauthorized disclosure or use of any of Manager's Trade Secrets or Manager Confidential Information would be wrongful and would likely result in immediate and irreparable injury to Manager. Except as required in order to perform Practice's obligations under this Agreement and to conduct the medical practice of the Practice, Practice shall not, without the express prior written consent of Manager, redistribute, market, publish, disclose or divulge to any other person or entity, or use or modify for use, directly or indirectly in any way for any person or entity: (i) any Manager Confidential Information during the term of this Agreement and for a period of three (3) years after the final date of the term of this Agreement; and (ii) any Trade Secrets at any time (during or after the term of this Agreement) during which such information or data shall continue to constitute a "trade secret" under applicable law. Practice may disclose Manager Confidential Information and Trade Secrets (i) as required by law, governmental order or regulation, or by subpoena or other legal process, or in connection with malpractice claims, or as required by third party payors (provided Manager will be provided advance notice of such disclosure in order to afford it the opportunity to seek an appropriate protective order), (ii) in any litigation involving Practice, Manager or a Physician Partner or physician Practice Employee (provided Manager will be provided advance notice of such disclosure in order to afford it the opportunity to seek an appropriate protective order), (iii) to Practice's attorneys, accountants or financial advisors, and (iv) in connection with any Medicaid, Medicare or third party payor audit or review. Practice further agrees to cooperate with (and require its physicians and other personnel to comply with) any reasonable confidentiality requirements of Manager. Practice shall immediately notify Manager of any unauthorized disclosure or use of any of the Trade Secrets or Manager Confidential Information of which Practice becomes aware. For purposes of this Agreement "Manager Confidential Information" shall mean valuable, non-public competitively sensitive data and information relating to Manager's or Parent's business other than Trade Secrets (which shall have the meaning given that term under applicable law) that is not generally known by or readily available to competitors of Manager, including, without limitation, computer software and management information systems provided by Manager, practice acquisition targets, strategic expansion plans contracting and payor negotiations, managed care contracting strategies and fees, rates, exclusions and other payor contract features.

                  (f) Unless otherwise agreed by Manager in writing, Practice shall enforce vigorously the covenants (and any liquidated damages provisions) of the Physician Partners and other physician employees of Practice set forth in the Physician Employment Agreements (which the Parties agree will be in substantially the form of Exhibit A, Exhibit B, and Exhibit C) with counsel reasonably approved by Manager. Practice and such counsel shall cooperate with Manager in any such litigation. Practice shall not compromise or settle any such litigation (i) for less than the liquidated damages amount set forth in the Physician Employment Agreements or (ii) in a case where the terminating physician employee has solicited or hired away employees of Manager or Practice without Manager's approval, not to be unreasonably withheld. In the event that the Practice recovers liquidated damages (or other damages or costs) from any physician for breach of such a covenant, then the Practice shall promptly remit to Manager an amount equal to any and all such amounts so received, net of reasonable legal fees and litigation costs. Practice shall not take any action that, under this Agreement, is to be taken only by Manager. The Parties agree and the Physician Employment Agreements shall provide that the actual losses to be suffered by Manager and Practice will be difficult to ascertain, but the liquidated damages set forth have been arrived at after good faith effort to estimate such losses. Practice specifically acknowledges and agrees that Manager would not have entered into this Agreement but for Practice's covenant to enforce the Physician Employment Agreements as provided above and that the failure of any physician to comply with such agreements will result in Manager suffering extensive economic damages, but will not create any "Practice Event of Default" hereunder.

                  (g) Manager and Practice acknowledge and agree that Manager's remedy at law for any breach or attempted breach of the foregoing provisions may be inadequate and that Manager shall be entitled to specific performance, injunction or other equitable relief in the event of any such breach or attempted breach, in addition to any other remedies which might be available at law or in equity. If the duration, scope or geographic area contemplated by the foregoing provisions is determined to be unenforceable by a court of competent jurisdiction, the parties agree that such duration, scope or geographic area shall be deemed to be reduced to the greatest scope, duration or geographic area which would be enforceable.

         4.6 Professional Dues and Education Expenses. Practice and its Physician Partners and Practice Employees shall be solely responsible for all costs and expenses associated with membership in professional associations and continuing professional education. Practice shall use its reasonable efforts to ensure that each of its Physician Partners and Practice Employees participates in such continuing medical education activities as are necessary for such physicians to remain current in their respective specialties, including, but not limited to, the minimum continuing medical education requirements imposed by applicable laws and policies of applicable specialty boards.

         4.7 Provision of Services by Practice. Practice shall use its reasonable efforts to maintain at least the same quality and scope of medical practice and other health care services provided by the Physician Partners prior to the date hereof and shall use its reasonable good faith efforts to promote the medical practice of the Practice and to comply with all Practice budgets. Practice shall engage, in exercise of its sole discretion, a sufficient number of Physician Partners or physician Practice Employees to provide services to patients of the Practice at normal office hours at the Medical Offices and to provide coverage during all appropriate hours of all hospitalized patients of Practice whether on any inpatient or outpatient basis. Practice shall be responsible for coding and call schedule with respect to all physicians in the Practice.

         4.8 Physician Partnership and Employment Agreements. Practice represents that it has delivered to Manager a true and correct copy of the partnership agreement and Physician Employment Agreements between Practice and its Physician Partners and will cause all new partners of Practice to execute such agreements prior to becoming a partner (or employee) in Practice. Practice shall not amend the partnership agreement so as to cause the partnership agreement to contravene or conflict with this Agreement or the Physician Employment Agreements between Practice and its physician employees. Practice shall not waive any material rights thereunder without the prior consent of Manager. The partners of the Practice are and shall be individual physicians.

Section 5. Financing Matters

         5.1 Mechanics of Transfers. (a) Promptly following the end of each month, Manager shall make a good faith estimate of the collection percentage ("Estimated Collection Percentage") for such month's gross Practice revenues. The Estimated Collection Percentage may vary depending on historical collection percentages, changes in fee schedules, changes in third party reimbursement, bad debt write-offs and similar adjustments. The Estimated Collection Percentage will then be applied to the gross Practice revenues generated by the Practice for such month, resulting in estimated Net Practice Revenues for such month. An amount equal to the excess of Net Practice Revenues over Practice Expenses for such month will be transferred by Manager to Practice on such 25th day. If the first transfer of funds pursuant to this Agreement occurs more than forty-five
(45) days after the date of the Original Agreement, Manager will pay Practice interest on those funds at a rate equal to its short-term borrowing rate under Manager's senior credit facility for each day in excess of forty-five (45) days. A final annual accounting of actual collections, draws and payments will be delivered to Practice by Manager on or before March 31 of each year of this Agreement with respect to the immediately preceding calendar year and will include a detailed financial report of income and expenses and will take into account funds received and transferred from the Physician Deposit Account under the Billing Agreement. Manager shall remit to Practice, the amounts, if any, due and owing to Practice as a result of the final annual accounting on or before the ninetieth (90th) day after the end of the calendar year. Practice may review and dispute each such final report in accordance with the procedure set forth in
Section 3.8(b).

                  (b) Practice and the Physician Partners expressly acknowledge and agree that Manager shall have the right to offset from amounts to be transferred to Practice hereunder each month ("Amounts Available for Offset")
(1) any amounts from time to time that are due or owing to Parent or Manager or PSC Acquisition Corp. pursuant to Section 7.7 of the Original Stock Purchase Agreement, with respect to any shortfall in the amount of "Closing Accounts Receivable" thereunder ("A/R Shortfall Amounts"), or pursuant to Section 8.6 of the Original Stock Purchase Agreement with respect to claims for indemnification under the Original Stock Purchase Agreement ("Other Amounts"); provided, however, that with respect to Other Amounts, the Amount Available for Offset shall be limited in accordance with the provisions of Section 8.6 and Exhibit
8.6 of the Original Stock Purchase Agreement with respect to each Original Partner's indemnification obligations under the Original Stock Purchase Agreement; and (2) any amounts from time to time that are due or owing to Parent or Manager or PSC Acquisition Corp. pursuant to Section 7.6 of the ASA Stock Purchase Agreement, with respect to any shortfall in the amount of "Closing Accounts Receivable" thereunder ("A/R Shortfall Amounts of ASA Physicians") or pursuant to Section 8.6 of the ASA Stock Purchase Agreement with respect to claims for indemnification under the ASA Stock Purchase Agreement ("Other Amounts of ASA Physicians"); provided, further, however, that with respect to Other Amounts and Other Amounts of ASA Physicians, the Amounts Available for Offset shall be reduced by an amount equal to the salaries, wages, and related employee benefit costs and withholdings of Practice employees for such month. Any offsets for A/R Shortfall Amounts or A/R Shortfall Amounts of ASA Physicians shall not be so limited. In the event Practice disputes any such offset the matter shall be resolved pursuant to binding arbitration under Section 14.11 below, and all Physician Partners agree to Practice arbitrating on their behalf in such procedure any objections they may have individually.

         5.2      Assignment of Security Interest.

                  (a) Practice hereby exclusively and irrevocably assigns and sets over to Manager all of Practice's rights to all revenue and accounts receivable generated by the Physician Partners and Practice Employees with respect to any services rendered while employed by Practice and prior to the effective date of expiration or termination of this Agreement, except as otherwise provided in this Agreement, and grants to Manager the right to retain such proceeds for its own account for application in accordance with this Agreement, and shall obtain a like assignment from all Physician Partners and Practice Employees for so long as they are employed or engaged by the Practice; provided, that in the case of revenue and accounts receivable generated as a result of billing for services under Medicare or Medicaid such assignment shall only be an assignment of proceeds of accounts receivable consistent with the provisions of applicable law. Except as otherwise provided in Section 3.6(b) and the Billing Agreement, Practice shall endorse (and shall cause each Physician Partner or Practice Employee to endorse) any payments received on account of such services to the order of Manager and shall take such other actions as may be necessary to confirm to Manager the rights set forth in this Section 5.2(a).

                  Without limiting the generality of the foregoing, it is the intent of the parties that the assignment to Manager of the rights described in
Section 5.2(a) above shall be inclusive of the rights of Practice and the Physician Partners and Practice Employees to proceeds of payment with respect to any services rendered prior to the effective date of any expiration or termination of this Agreement. Practice agrees and shall cause each Physician Partner and Practice Employee to agree, that Manager shall retain the right to collect any and all accounts receivable and claims for reimbursement relating to any such services rendered prior to the effective date of any such expiration or termination ("Pre-Termination Accounts Receivable"), and that the proceeds thereof will be transferred to Manager's account to be applied in accordance with Section 3.6 and 3.7 and the other provisions of this Agreement and the Billing Agreement.

                  In addition and as a supplement to Practice's obligations as otherwise set forth herein, Practice shall, with all deliberate speed, apply for and maintain in effect any and all provider and/or supplier numbers, including but not limited to Medicare and Medicaid numbers, in Practice's name. If Practice is unable to obtain such provider and/or supplier numbers, Practice shall cause Physician Partners to maintain each of their provider numbers, including but not limited to Medicare and Medicaid numbers, necessary or appropriate to obtain payment or reimbursement for all medical services provided by such Physician Partners and shall further cause each Physician-Partner who provides services to the Practice to execute any and all documentation necessary to effectuate the assignments of revenues to Manager as contemplated by this Agreement.

                  (b) Practice acknowledges that Manager and Parent may, to the extent permitted by law, grant a security interest in the Pre-Termination Accounts Receivable and proceeds thereof to their factor(s) or lender(s) under Manager's or Parent's working capital credit facility (whether one or more, "Credit Facility Lender"), as in effect from time to time. Practice agrees that such security interest of the Credit Facility Lender is intended to be a first priority security interest and is superior to any right, title or interest which may be asserted by Practice or any Physician Partner or Practice Employee with respect to Pre-Termination Accounts Receivable or the proceeds thereof under this Agreement. Practice further agrees, and shall cause each Physician Partner and Practice Employee to agree, that, upon the occurrence of an event which, under the terms of such working capital credit facility, would allow the Credit Facility Lender to exercise its right to collect Pre-Termination Accounts Receivable and apply the proceeds thereof toward amounts due under such working capital credit facility, the Credit Facility Lender will succeed to all rights and powers of Manager under the powers of attorney provided for in Sections 3.6 and 4.4 above as if such Credit Facility Lender had been named as the attorney-in-fact therein. No action taken by the Credit Facility Lender and no pledge to such Credit Facility Lender shall excuse or limit Manager's obligations under this Agreement to pay expenses when due or to provide services (including, but not limited to, any action by Credit Facility Lender resulting in Net Practice Revenues not being made available to Manager).

                  (c) If, contrary to the mutual intent of Manager and Practice, the assignment described in this Section 5.2 shall be deemed for any reason to be ineffective, then Practice and each Physician Partner and Practice Employee shall to the extent permitted by applicable Laws, effective as of the date of this Agreement, be deemed to have granted (and Practice does hereby grant, and shall cause each Physician Partner and Practice Employee to grant) to Manager a first priority lien on and security interest in and to any and all interests of Practice and such Physician Partners and Practice Employees in any accounts receivable generated by the medical practice of

Practice and its Physician Partners and Practice Employees during their employment with Practice or otherwise generated through the operations of the medical practice of Practice prior to the effective date of expiration or termination of this Agreement, and all proceeds with respect thereto, to secure the payment to Manager hereunder of all Practice Expenses, and this Agreement shall be deemed to be a security agreement to the extent necessary to give effect to the foregoing. Practice shall execute and deliver, and cause each Physician Partner and Practice Employee to execute and deliver, all such financing statements as Manager may request in order to perfect such security interest. Practice shall not grant (and shall not suffer any Physician Partner or Practice Employee to grant) any other lien on or security interest in or to such accounts receivable or any proceeds thereof or in or to this Agreement to any other person or entity.

         5.3      Management Fees.

                  (a) Manager shall receive Two Million Four Hundred Seventy Thousand dollars ($2,470,000.00) per annum payable in equal monthly installments of $208,333.33 for the period through the fifth anniversary of the date of the Original Agreement as a management fee for its services (and for the period from May 27, 1998 until the date hereof Manager shall receive compensation as set forth in the Original Agreement and in the New Jersey MSA). The per annum management fee of $2,470,000, payable in monthly installments, shall be increased annually commencing as of the fifth anniversary of the date of the Original Agreement (May 27, 1998) by a percentage equal to the percentage change in "CPIn" (as defined below) as compared to "CPIo" (as defined below). For purposes hereof, "CPIn" is the historical Consumer Price Index, most recently published as the final by the Bureau of Labor Statistics, U.S. Department of Labor, For All Urban Consumers, New York City Average, All Items, Annual Average 1982-84=100 ("CPI") as of each anniversary of the Original Agreement commencing with the fifth anniversary (May 27, 2003), and "CPIo" is the CPI published as of the date which is one (1) year prior to the date of CPIn which was used for such calculation. Upon consummation of other medical practice or business acquisitions by Manager or its affiliate which are merged or consolidated into or with Practice, or new businesses developed for Practice (e.g., surgery center) or acquired in connection with a right of first refusal as may be mutually agreed by Manager and Practice, the management fee hereunder shall be increased based on the practice or business acquired or developed.

                  (b) Practice and Manager mutually recognize and acknowledge that it is the intent of the parties that all management fees paid to Manager under this Agreement be reasonable and approximate Manager's actual costs and expenses plus a reasonable profit. Payment of the management fee is not intended to be, and shall not be, interpreted or applied as permitting the Manager to share in Practice's fees for professional services rendered, but is acknowledged as the parties' negotiated agreement as to the reasonable, fair market value of the management services being furnished by the Manager pursuant to this Agreement, considering the nature and volume of such services.

Section 6.        Term and Termination.

         6.1 Term. The initial term of this Agreement shall be for a period of forty (40) years commencing as of May 27, 1998 and ending on May 27, 2038. This Agreement may be extended for separate and successive five-year periods (each such five-year period referred to hereinafter as an "extended term"), under such terms and conditions as stated herein with respect to any such extended term; provided, however, that Practice and Manager mutually agree to extend the term of this Agreement and mutually agree upon the documents to be in effect during any such extended term hereto, not less than sixty (60) days prior to expiration of the initial term or extended term then in effect.

         6.2      Termination.

                  (a) Manager may terminate this Agreement, and have no further liability or obligation hereunder, other than as provided in Section 6.2(c) below, upon the occurrence of one or more of the following events (each such event being herein called a "Practice Event of Default"):

                      (i) Practice fails to perform in a material respect its material obligations hereunder and such failure continues uncured for a period of forty-five (45) days after Practice's receipt of written notice specifying such failure; provided, however, that if such failure cannot be cured within forty-five (45) days, but is capable of being cured within a reasonable period of time in excess of forty-five (45) days, then Manager shall not be entitled to terminate this Agreement if Practice commences the cure of such failure within the first forty-five (45) day period and thereafter diligently and in good faith continues to prosecute such cure until completion; provided, further, that if Practice is in material breach of Section 4.5(a) of this Agreement, Manager may terminate this Agreement if such breach is not cured within ten (10) days after written notice is provided to Practice.

                      (ii) Practice voluntarily files a petition in bankruptcy or makes an assignment for the benefit of creditors or otherwise seeks relief from creditors under any federal or state bankruptcy, insolvency, reorganization or moratorium statute, or Practice is the subject of an involuntary petition in bankruptcy which is not set aside within ninety (90) days of its filing.

                      (iii) Practice is in material breach or default under any other written agreement with Manager which expressly provides for cross default with this Agreement, including the Billing Agreement, subject to any applicable notice and cure periods provided in any such agreement.

                      (iv) If in any 18 month period the licenses of more than 25% of the then total number of Physician Partners and physician Practice Employees to practice medicine in the States are suspended or revoked, or are subjected to final disciplinary action by a State Board of Medicine or any similar body on any grounds, other than minor, immaterial or insubstantial grounds, or die or become mentally or physically "disabled" (as defined in the Physician Employment Agreements), or if in any 18 month period more than 25% of the then total number of Physician Partners and physician Practice Employees retire or sell their interests in Practice or otherwise cease to practice medicine on substantially the same basis as agreed to in their respective Physician Employment Agreements as Practice Employees; provided, however, that in any such event Practice shall have one hundred eighty (180) days from the date on which Manager gives Practice written notice of its intent to terminate this Agreement pursuant to this Section 6.2(a)(iv) to replace the affected physicians with other physicians reasonably satisfactory to Manager, in its reasonable discretion; provided further, however, that (i) Practice may agree to bring in locum tenens physicians to provide physician services during such one hundred eighty

(180) day period, (ii) Manager will not unreasonably withhold approval of any board certified otolaryngologist, allergist or other physician in a related practice, approved by local hospital credentialing for medical staff privileges.

                  (b) Practice may terminate this Agreement, and have no further liability hereunder, upon the occurrence of one or more of the following events (each such event being herein called a "Manager Event of Default"), subject, however, in the case of an event described in subsection (b)(iii) to any applicable standstill period under the "Debenture" (as hereinbelow defined):

                      (i) Manager is in material breach of its obligation to remit to Practice the balance of Net Practice Revenues minus Practice Expenses as required hereunder and such breach remains uncured for a period of fifteen
(15) days after receipt of written notice thereof from Practice.

                      (ii) Manager fails to perform in a material respect any material obligation under this Agreement other than described in (b)(i) above and such failure continues uncured for a period of forty-five (45) days after Manager's receipt of written notice specifying such failure, provided, however, that if such failure cannot be cured within forty-five (45) days, but is capable of being cured within a reasonable period of time in excess of forty-five (45) days, then Practice shall not be entitled to terminate this Agreement if Manager commences the cure of such failure within the first forty-five (45) day period and thereafter diligently and in good faith continues to prosecute such cure until completion.

                      (iii) An "Event of Default" due to non-payment of amounts then due and payable shall have occurred and shall be continuing under that certain debenture from Manager and PSC Acquisition Corp. to Paying Agent for the benefit of the Physician Partners dated as of even date herewith (the "Debenture"), after giving effect to all notice and opportunity to cure periods thereunder, and Practice and the Physician Partners under this Agreement and "Practice" and the "Physician-Shareholder" under the New Jersey MSA shall not be in breach of any of their respective obligations to Manager or Parent.

                      (iv) Manager or Parent voluntarily files a petition in bankruptcy or makes an assignment for the benefit of creditors or otherwise seeks relief from creditors under any federal or state bankruptcy, insolvency, reorganization or moratorium statute, or Manager or Parent is the subject of an involuntary petition in bankruptcy or reorganization which is not set aside within ninety (90) days of its filing.

                  (c) Upon termination of this Agreement for any reason:

                      (i) Manager shall, within ninety (90) days after termination, deliver to Practice a final accounting in accordance with Section
3.8 for the Practice as of the date of termination and all written and electronic data and materials including all patient charts and files, billings and collections information, records, contracts and other papers or documents which pertain to Practice, provided that Manager shall be entitled to retain copies of any and all such material.

                      (ii) All indemnification provisions under this Agreement shall remain in effect in accordance with their terms.

                      (iii) Practice and Manager shall coordinate an orderly wind-up of all other matters under this Agreement including, but not limited to, preparation by Manager of a final accounting and remittance to Practice of all Net Practice Revenues less Practice Expenses as collected and paid by Manager from time to time thereafter.

                  (d) Parent and Manager shall not be in breach or default of their respective obligations under this Agreement (and no Manager Event of Default shall arise) by virtue of exercising any right of offset in accordance with the procedure set forth in Section 7.7 or 8.6 of the Original Stock Purchase Agreement, the provisions of any amendment to the Original Stock Purchase Agreement, the procedure set forth in Section 7.6 or 8.6 of the ASA Stock Purchase Agreement, or Section 5.1(b) of this Agreement. Any amounts that are offset as aforesaid but are found by arbitration under Section 14.11 below to be due and owing by Parent or PSC Management to Practice or a Physician Partner shall be paid to Practice not more than ten (10) days after the rendering of the arbitration award or decision. Any such arbitration award shall include interest at 6% per annum from the date of any such wrongful offset on the amount which was wrongfully offset, to the date of such award or decision. Any amounts not paid within such 10-day period shall bear interest at the rate announced or published from time to time by NationsBank, N.A., as its prime rate, plus four percent (4%) per annum from the date of the award or decision.

         (e) The Practice agrees that it is bound by and subject to the standstill provisions of the Debenture contained in Section 9 thereof. Accordingly, the Practice acknowledges and agrees that during a standstill period (as defined in the Debenture), the rights and remedies of the Practice under and in respect of this Agreement, including without limitation, the Practice's right to terminate this agreement pursuant to Section 6.2, may be limited by such provisions of the Debenture.

         6.3 Remedies Upon Termination.

         If this Agreement is terminated pursuant to Section 6.2, Manager's management fees under this Agreement shall be deemed earned through the date of termination. Any management fees due Manager shall be paid within thirty (30) days after the effective date of termination. If this Agreement is terminated pursuant to Sections 6.2(a)(i), 6.2(a)(iii), 6.2(a)(iv), 6.2(b)(i), 6.2(b)(ii),
or 6.2(b)(iii) of this Agreement, the non-breaching party may pursue such other legal or equitable relief and remedies as may be available in addition to such proration.

         6.4 Repurchase of Assets. Upon the termination of this Agreement prior to the end of the term of this Agreement (other than a termination by Practice pursuant to Section 6.2(b)(i), 6.2(b)(ii) or 6.2(b)(iii)), Manager shall have the additional right to require Practice to repurchase the FFE located at the Medical Offices, other items of personal property purchased or leased by Manager for specific use at the Medical Offices and all intangible assets of Manager which are related to the Practice, including but not limited to, leases, phones, the name "ENT Associates" and goodwill, from Manager at a repurchase price set forth on Exhibit 6.4. Exercise of this right by Manager shall be accomplished by written notice to Practice within thirty (30) days after the termination of this Agreement. Such notice of exercise shall also specify a time and date for a closing to be held to consummate such purchase and sale, such closing to be within ninety (90) days after the termination of this Agreement at the offices of Manager in New York, or such other location as Manager shall designate in such written notice. At the closing Practice shall purchase such assets by delivery of cash or immediately available funds, against delivery of a bill of sale and other assignments and appropriate instruments of conveyance from Manager transferring all its right, title or interest in or to same free and clear of all liens or security interests created by Manager or Parent; provided, however, Practice shall be entitled to receive a credit against the amount of the repurchase price for any outstanding amounts payable pursuant to the Debenture upon surrender of the Debenture to Manager for cancellation and shall also be entitled to receive a credit against the repurchase price for any outstanding amounts payable under those certain promissory notes in the original principal amount of $580,000 each dated as of even date herewith from PSC Acquisition Corp. to the ASA Physicians upon surrender of such notes to Manager for cancellation. The repurchase requirements contained in this paragraph are in addition to, and not in lieu of, any other rights and remedies that Manager may have under any other agreements.

         6.5 Early Termination of Agreement. In addition to the foregoing, in the event of termination of this Agreement prior to May 27, 2003 (the "First Threshold Date") for any reason other than pursuant to the provisions of Section 6.2(b), then all management fees under Section 5.3 which would have been paid through the First Threshold Date, to the extent not yet paid, shall be immediately due and payable to Manager by the Practice, and in the event of termination of this Agreement on or after the First Threshold Date and prior to March 1, 2004 (the "Second Threshold Date"), then 17.21% of all management fees under Section 5.3 which would have been paid through the Second Threshold Date, to the extent not yet paid, shall be immediately due and payable to Manager by the Practice. Amounts payable pursuant to this paragraph are in addition to, and not in lieu of, any other rights and remedies that Manager may have under any other agreements.

Section 7. Representations and Warranties.

         7.1 Representations and Warranties of Practice. Practice hereby represents and warrants to Manager as follows:

                  (a) Organization and Good Standing. Practice is a professional limited liability partnership duly organized, validly existing and in good standing under the laws of the State of New York and duly qualified in the State of New Jersey, and will be duly qualified in any other State in which the nature of its practice or the ownership of properties requires it to be so qualified. Practice has all necessary power to own all of its properties and assets and to carry on its business as now being conducted.

                  (b) No Violations. Practice has the corporate authority to execute, deliver and perform this Agreement, all employment agreements executed and delivered by it pursuant to this Agreement, and the Billing Agreement, and has taken all action required by law, its Partnership Agreement or otherwise to authorize the execution, delivery and performance of this Agreement and such related documents. The execution and delivery of this Agreement and the Billing Agreement do not and, subject to the consummation of the transactions contemplated hereby, will not, violate any provisions of the Partnership Agreement of Practice or any provisions of or result in the acceleration of, any material obligation under any mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree, to which Practice is a party, or by which it is bound. This Agreement and the Billing Agreement have been duly executed and delivered by Practice and constitute the legal, valid and binding obligation of Practice, enforceable in accordance with their respective terms (subject to applicable bankruptcy, insolvency, moratorium and similar laws affecting creditors' rights generally and the general principles of equity). Practice has and shall continue to conduct its professional activities in accordance and in compliance with all laws and regulations applicable thereto.

         7.2 Representations and Warranties of Manager. Manager hereby represents and warrants as follows:

                  (a) Organization and Good Standing. Manager is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Manager has all necessary power to own all of its properties and assets and to carry on its business as now being conducted.

                  (b) No Violations. Manager has the corporate authority to execute, deliver and perform this Agreement and the Billing Agreement, and has taken all action required by law, its Articles or Certificate of Incorporation, its Bylaws or otherwise to authorize the execution, delivery and performance of this Agreement and the Billing Agreement. The execution and delivery of this Agreement and the Billing Agreement do not and, subject to the consummation of the transactions contemplated hereby, will not, violate any provisions of the Articles or Certificate of Incorporation or Bylaws of Manager or any provisions of or result in the acceleration of, any material obligation under any mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree, to which Manager is a party, or by which it is bound. This Agreement and the Billing Agreement have been duly executed and delivered by Manager and constitute the legal, valid and binding obligations of Manager, enforceable in accordance with their respective terms.

                  (c) No Notice of Default under Amended and Restated Credit Agreement. Parent has not received any notice of default under that certain Amended and Restated Credit Agreement dated as of July 31, 1998 between Parent and NationsBank, N.A.

Section 8. Insurance and Indemnity.

         8.1 Insurance to be Maintained by Practice. Practice shall provide, or shall arrange for the provision of, and maintain throughout the entire term of this Agreement, professional liability insurance coverage on Practice and each of Practice's employees, including, but not limited to, all Physician Partners and Practice Employees, in the minimum amount of One Million and No/100 Dollars ($1,000,000.00) per occurrence and Three Million and No/100 Dollars ($3,000,000.00) annual aggregate including "tail coverage" to the extent necessary to ensure continuity of coverage. Such amounts of coverage shall be reviewed by Advisory Board on an annual basis and may be increased by Advisory Board to levels consistent with then current industry practices in the area of the Practice. Practice shall provide to Manager written documentation evidencing such insurance coverage. Practice shall, at its sole cost and expense, pay the premium costs of all such professional liability insurance coverage during the term of this Agreement. Practice shall provide, or shall arrange for the provision of, and shall maintain throughout the entire term of this Agreement, workers' compensation insurance coverage on

Practice and each of its employees, including, but not limited to, all Physician Partners and Practice Employees, in the amounts required by law. Practice shall provide to Manager written documentation evidencing such insurance coverage. Practice shall, at its sole cost and expense, pay the premium costs of all such workers' compensation insurance coverage. Manager agrees to administer and manage the above insurance.

         8.2 Indemnification by Manager. Manager shall indemnify and hold harmless Practice, its partners, members, directors, officers, agents and employees from and against any and all claims, demands, liabilities, losses, damages, actions, suits, costs, deficiencies and expenses (including reasonable attorney's fees, court costs and other expenses incurred in defending against claims through appeal or otherwise connected therewith) (hereinafter a "Loss" or "Losses") arising or resulting in any manner, directly or indirectly, from the gross negligence or intentional acts or omissions of Manager, its directors, officers, employees, independent contractors or agents.

         8.3 Indemnification by Practice. Practice shall indemnify and hold harmless Manager, its shareholders, directors, officers, agents and employees from and against any all Losses arising or resulting in any manner, directly or indirectly, from the gross negligence, professional malpractice or intentional acts or omissions of Practice, its Physician Partners, Practice Employees or independent contractors (other than Manager or PSC).

         8.4 Indemnification Procedure. (a) Within 30 days after an indemnified person under Section 8.2 or 8.3 (an "Indemnified Person") receives written notice of the commencement of any action or other proceeding, or otherwise becomes aware of any claim or other circumstance, in respect of which indemnification or reimbursement is being sought under Section 8.2 or Section 8.3, such Indemnified Person shall notify the Party required to indemnify hereunder (the "Indemnitor") in a writing which encloses a copy of any relevant pleadings or written notice of claim served upon such Indemnified Person. Any failure to provide such notice shall not affect an Indemnitor's obligation to provide indemnification hereunder except to the extent of actual prejudice suffered from such failure to provide notice. If any such action or other proceeding shall be brought against any Indemnified Person, Indemnitor shall, upon written notice given within a reasonable time following receipt by Indemnitor of such notice from Indemnified Person, be entitled to assume the defense of such action or proceeding with counsel chosen by Indemnitor and reasonably satisfactory to Indemnified Person; provided, however, that any Indemnified Person may at its own expense retain separate counsel to participate in such defense. Notwithstanding the foregoing, Indemnified Person shall have the right to employ separate counsel at Indemnitor's expense and to control its own defense of such action or proceeding if, in the reasonable opinion of counsel to such Indemnified Person, (a) there are or may be legal defenses available to such Indemnified Person or to other Indemnified Persons that are different from or additional to those available to Indemnitor and which could not be adequately advanced by counsel chosen by Indemnitor, (b) a conflict or potential conflict exists between Indemnitor and such Indemnified Person that would make such separate representation advisable; (c) injunctive or criminal relief is sought, or (d) such action or proceeding threatens loss of or adverse effect on the Indemnified Person's license to practice medicine or to participate in government or third party payor reimbursement programs or threatens loss of hospital privileges; provided, however, that in no event shall Indemnitor be required to pay fees and expenses hereunder for more than one firm of attorneys in any jurisdiction in any one action or proceeding or group of related actions or proceedings. Indemnitor shall not, without the prior written consent of any Indemnified Person, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding to which such Indemnified Person is a party unless such settlement compromise or consent includes an unconditional release of such Indemnified Person from all liability arising or potentially arising from or by reason of such claim, action or proceeding.

                  (b) If the Indemnitor fails to defend any action or proceeding hereunder, or having commenced to defend such action or proceeding hereunder, fails to continue such defense, the Indemnified Person may conduct the defense of any such action or proceeding, subject to its right of indemnification hereunder, and any settlement, compromise or final judgment made or entered into in connection with such action or proceeding shall be binding upon the Indemnitor as fully as though such Indemnitor had conducted such defense as required hereby.

                  (c) The Indemnified Person shall cooperate fully with the Indemnitor in connection with the litigation, arbitration, contest, compromise and settlement of all actions and proceedings hereunder and shall make available to Indemnitor and its agents all books, records and other information necessary to defend, settle and investigate such actions and proceedings.

         8.5 Key Man Insurance. Practice agrees, and shall cause its Physician Partners and Practice Employees to agree, that Manager may obtain, at its sole expense (and not as a Practice Expense) and for its sole benefit, "key man" life insurance policies on any or all Physician Partners and Practice Employees. Neither Practice nor any Physician Partner or Practice Employee shall have any right, title or interest in or to the proceeds of any such insurance policies. Practice shall cause its Physician Partners and Practice Employees to cooperate with Manager, as reasonably requested by Manager from time to time, in obtaining any such insurance policies, including, but not limited to, causing such Physician Partners and Practice Employees to submit to such physical examinations and providing such information relating to insurability as Manager may reasonably request from time to time. Nothing set forth herein shall be deemed a guaranty of insurability of any physician, or that such insurance, if any, is obtainable at commercially reasonable rates. Each Physician Partner and Practice Employee may purchase any such "key man" life insurance policy from the Manager if such policy is still in effect following termination or non-renewal for any reason of such person's Employment Agreement with Practice; provided that the purchase price for such policy shall equal the greater of (a) $10.00, or (b) the cash value of such policy on the last day of such person's employment by the Practice, provided nothing herein shall obligate Manager to maintain such insurance at any time.

         8.6 No Punitive or Consequential Damages. Other than for claims based upon fraud, willful misconduct or bad faith, no party shall be liable to any other party for indirect, punitive or consequential damages (including any loss of revenue or profit) arising out of this Agreement.

Section 9. Assignment.

         The parties hereby agree that this Agreement shall not be assigned or transferred by Manager or Practice without the prior written consent of the other; provided, however, that this Agreement may be assigned by Manager, in its sole discretion, without the consent of Practice, to any parent, subsidiary or affiliate of Manager or to any person or entity that acquires all or substantially all of the assets of Manager or Parent so long as the assignee shall assume in writing all of Manager's obligations under this Agreement; provided, however, any such assignment shall not affect the obligations of Manager hereunder or the guaranty by Parent of the obligations of Manager hereunder. Notwithstanding the foregoing, the Practice agrees and consents to the Manager granting to the Credit Facility Lender a security interest in all of the Manager's right, title and interest in and under this Agreement as security for the Manager's obligations under a guaranty of all of the Parent's indebtedness and other obligations owing to the Credit Facility Lender.

Section 10. Compliance with Regulations.

         10.1 Practice of Medicine. The parties hereto acknowledge that Manager is not authorized or qualified to engage in any activity which may be construed or deemed to constitute the practice of medicine. Neither of the Parties shall suggest or hold Manager out to the public as being engaged in the practice of medicine. To the extent any act or service herein required of Manager should be construed or deemed to constitute the practice of medicine, the performance of said act or service by Manager shall be deemed waived and forever unenforceable. Practice and its Physician Employees and Practice Employees shall be unfettered in the exercise of their professional medical judgment with respect to matters under consideration which require the exercise of such judgment. All policies and procedures applicable to the Medical Group in the State of New Jersey, including, but not limited to, those specified in N.J.A.C. ss. 13:35-6.16, shall be approved and implemented by licensed health care professionals in the State of New Jersey in accordance with such laws, rules and regulations.

         10.2 Subcontracts. Pursuant to Title 42 of the United States Code and applicable rules and regulations thereunder, until the expiration of four (4) years after termination of this Agreement, Manager shall make available, upon appropriate written request by the Secretary of the United States Department of Health and Human Services or the Comptroller General of the United States General Accounting Office, or any of their duly authorized representatives, a copy of this Agreement and such books, documents and records as are necessary to certify the nature and extent of the costs of the services provided by Manager under this Agreement. Manager further agrees that if it carries out any of its duties under this Agreement through a subcontract with a value or cost of Ten Thousand and No/100 Dollars ($10,000.00) or more over a twelve (12) month period with a related organization, such subcontract shall contain a clause to the effect that until the expiration of four (4) years after the furnishing of such services pursuant to such subcontract, the related organization shall make available, upon appropriate written request by the Secretary of the United States Department of Health and Human Services or the Comptroller General of the United States General Accounting Office, or any of their duly authorized representatives, a copy of such subcontract and such books, documents and records of such organization as are necessary to verify the nature and extent of such costs. Disclosure pursuant to this Section shall not be construed as a waiver of any other legal right to which Manager may be entitled under law or regulation.

Section 11. Independent Relationship.

         11.1 Independent Contractor Status.

                  (a) It is acknowledged and agreed that Practice and Manager are at all times acting and performing hereunder as independent contractors. Manager shall neither have nor exercise any control or direction over the methods by which Practice, Physician Partners and Practice Employees practice medicine. The primary obligation of Manager hereunder is to provide all Management Services in a competent, efficient and satisfactory manner and to remit in accordance with Section 5.1 the excess of Net Practice Revenues minus Practice Expenses. Manager shall not, by entering into and performing its obligations under this Agreement or any related agreements, become liable for any of the existing obligations, liabilities or debts of Practice unless otherwise specifically provided for under the terms of this Agreement or any related agreements and Practice shall not, by entering into and performing its obligations under this Agreement or related agreements, become liable for any existing obligations, liabilities or debts of Manager unless otherwise specifically provided for under the terms of this Agreement or any related agreements. In its management role, Manager will have only an obligation to exercise reasonable care in the performance of the Management Services. Neither party will have any liability whatsoever for damages suffered on account of the willful misconduct or negligence of any employee, agent or independent contractor of the other party. Each party shall be solely responsible for compliance with all state and federal laws pertaining to employment taxes, income withholding, unemployment compensation contributions and other employment related statutes regarding their respective employees, agents and servants.

                  (b) If any court or regulatory authority shall determine that the independent contractor relationship established hereby violates any statutes, rules or regulations (or in the event that in the written opinion of special regulatory counsel reasonably acceptable to Manager and Practice, there is a material risk that such a determination would be made by any court or regulatory authority), then the parties will negotiate in good faith to enter into an arrangement between Manager, Practice and the then current Physician Partners and Practice Employees which substantially preserves for the parties the relative economic benefits of this Agreement. If the parties cannot reach agreement on such an arrangement after a period of 30 days of good faith negotiations which shall commence after the aforesaid determination or opinion is delivered, then either Practice or Manager may elect by notice to the other to require that the parties enter into binding mediation in accordance with this
Section 11.11(b) to determine such arrangement. Pursuant to any such notice of mediation Manager and Practice shall each choose an expert possessing knowledge regarding health care management arrangements in the States, and the two experts so chosen shall select a third expert (the "Mediator") who shall be a lawyer or accountant with a nationally recognized firm possessing knowledge and experience regarding health care management arrangements in the States. Following selection the Mediator shall meet with Manager and Practice and, if the parties are still unable to agree after two (2) such meetings, the Mediator shall propose in a writing labeled "Binding Arrangement" an arrangement which best complies with statutes, rules and regulations and which substantially preserves for the parties the relative economic benefits of this Agreement, and such proposed binding arrangement shall be final and binding on the parties. Each party shall bear the costs associated with the retention of its chosen expert, and the costs associated with the Mediator shall be paid by Manager in a percentage amount equal to a fraction, the numerator of which is Manager's annual management fee for the most recent fiscal year ended, and the denominator of which is Net Practice Revenues for such fiscal year. The balance of the Mediator's cost shall be a Practice Expense.

         11.2 No Referral Arrangements. The parties hereby acknowledge and agree that no benefits to Practice hereunder require or are in any way contingent upon the admission, recommendation, referral or any other arrangement for the provision of any item or service offered by Manager or any of its affiliates, to any patients of Practice, Practice's employees or agents.

Section 12.       Guarantees.

                  (a) Irrevocable Guaranty by Parent. To induce Practice to execute and deliver this Agreement, Parent hereby unconditionally and irrevocably guarantees the Practice the full, prompt and faithful performance by Manager of all covenants and obligations to be performed by Manager under this Agreement. This guaranty shall be a guaranty of performance and of payment, not merely collection, and shall be unaffected by any subsequent modification or amendment of this Agreement whether or not Parent has knowledge of or consented to such modification or amendment. In the event that Manager fails to fully perform any or all of such covenants and obligations in accordance with the provisions of this Agreement (as the same may be amended), Parent will perform all of its covenants and obligations in accordance with their terms and immediately pay and deliver to Practice (or such other payee or transferee as may be provided in this Agreement) the amount due and unpaid or the property not delivered, as the case may be, by Manager. In the event of bankruptcy, termination, liquidation or dissolution of Manager, this unconditional guaranty shall continue in full force and effect. No extension of time for payment or performance or other modification of any guaranteed obligation or covenant, or any waiver thereof or other compromise or indulgence with respect thereto or any release or impairment of any security for any such obligation or covenant, or any other circumstance which might otherwise constitute a legal or equitable discharge of a surety or guarantor, shall be deemed a release of Parent, and no notice to, or consent of, Parent shall be required. Parent hereby waives (i) promptness and diligence in collection; (ii) notice of acceptance and notice of the incurrence of any obligation by Manager; (iii) notice of any actions taken by Manager; (iv) all other notices, demands and protests of every kind in connection with the enforcement of the obligations of Parent pursuant to this
Section 12(a), the omission of or delay of which, but for the provisions of this
Section 12(a), might constitute grounds for relieving Parent of its obligations under this Section 12(a); (v) the right to a trial by jury of any dispute arising under, or relating to, the guaranty set forth in this Section 12(a);
(vi) any right or claim of right to cause a marshaling of Manager's assets or to cause the Physician Partners to proceed against any security before proceeding against Parent hereunder; and (vii) any requirement that the Physician Partners protect, secure, perfect or insure any security interest or lien in or on any property subject thereto or exhaust any right or take any action against Manager or any other person or any collateral as a precondition to the Physician Partners' right to enforce the guaranty set forth in this Section 12(a) in accordance with its terms. Without limiting the generality of the foregoing, Parent hereby waives any defense to the guaranty set forth in this Section 12(a) which may arise by reason of (A) the incapacity, lack of authority, death or disability of, or revocation hereof by, any person or entity, (B) the failure of the Physician Partners to file or enforce any claim against the estate (in probate, bankruptcy or any other proceedings) of any person or entity, or (C) any defense based upon an election of remedies by Physician Partners.

                  (b) Irrevocable Guaranty by Physician Partners. To induce Manager to execute and deliver this Agreement, each of the undersigned Physician Partners, severally unconditionally and irrevocably guarantees to Manager the full, prompt and faithful performance by Practice of all covenants and obligations to be performed by Practice under Sections 3.7, 4.4, 4.5, 5.2, 6.4, 6.5, 7.1(a), 7.1(b), 8.1, 8.3, and 14.11 of this Agreement during the term of the guarantee of such Physician Partner as set forth on Exhibit 12(b) hereto. This guaranty shall be a guaranty of payment and performance, not merely collection, and shall be unaffected by any subsequent modification or amendment of this Agreement whether or not such guarantor has knowledge of or consented to such modification or amendment. In the event that Practice fails to fully perform all such covenants and obligations in accordance with their terms or pay all or any part of such sums or deliver all or any part of such property when due after giving effect to any applicable grace periods, the Physician Partners will severally perform all such covenants and obligations in accordance with their terms or immediately pay or deliver to Manager (or such other payee or transferee as may be provided in any such agreement) the amount due and unpaid or the property not delivered, as the case may be, by Practice. In the event of bankruptcy, termination, liquidation or dissolution of Practice, this unconditional guaranty shall continue in full force and effect. In the event of any extension of time for payment or performance or other modification of any guaranteed obligation or covenant, or any waiver thereof or other compromise or indulgence with respect thereto or any release or impairment of any security for any such obligation or covenant, or any other circumstance which might otherwise constitute a legal or equitable discharge of a surety or guarantor, no notice to, or consent of, Practice or any other Physician Partner shall be required. Each Physician Partner hereby waives (i) promptness and diligence in collection;
(ii) notice of acceptance and notice of the incurrence of any obligation by Practice; (iii) notice of any actions taken by the Physician Partners or Practice; (iv) all other notices, demands and protests of every kind in connection with the enforcement of the obligations of Practice or Physician Partners pursuant to this Section 12(b), the omission of or delay of which, but for the provisions of this Section 12(b), might constitute grounds for relieving Physician Partner of his obligations under this Section 12(b); (v) the right to a trial by jury of any dispute arising under, or relating to, the guaranty set forth in this Section 12(b); (vi) any right or claim of right to cause a marshaling of Practice's assets or to cause Parent or Manager to proceed against any security before proceeding against Physician Partner hereunder; and (vii) any requirement that Parent or Manager protect, secure, perfect or insure any security interest or lien in or on any property subject thereto or exhaust any right or take any action against Practice or any other person or any collateral as a precondition to Parent's and Manager's right to enforce the guaranty set forth in this Section 12(b) in accordance with its terms. Without limiting the generality of the foregoing, each Physician Partner hereby waives any defense to the guaranty set forth in this Section 12(b) which may arise by reason of (A) the incapacity, lack of authority, death or disability of, or revocation hereof by, any person or entity, (B) the failure of Parent or Manager to file or enforce any claim against the estate (in probate, bankruptcy or any other proceedings) of any person or entity, or (C) any defense based upon an election of remedies. Each Physician Partner shall be liable under this Section 12(b) only for his pro rata share of the liability or obligation guaranteed or loss resulting from breach based on the percentages set forth on Exhibit 12(b) hereto; provided, however, that a Physician-Partner's individual guaranty will terminate with respect to breaches occurring after his death or permanent "disability" (as defined in the Physician Employment Agreements), retirement from Practice at age sixty (60) or older, or retirement from Practice after completion of at least fifteen (15) years of service from the date of this Agreement, or after the date set forth on Exhibit 12(b) for any Physician Partner whose initial term of employment is ten (10) years. Notwithstanding the foregoing, (1) with respect to liability arising under Section 6.4, the Original Partners shall be liable on a several basis for the amount calculated under clause (a) of Exhibit 6.4, Dr. Eisenberg shall be liable for the amount calculated under clause (b) of Exhibit 6.4, and the ASA Physicians shall be jointly and severally liable for the amount calculated under clause (c) of
Exhibit 6.4, and (2) with respect to liability arising under Section 6.5 in the event of termination prior to the First

Threshold Date, (x) the Original Partners shall be liable for 76.72% of any amounts due and payable to Manager thereunder, (y) Dr. Eisenberg shall be liable for 6.07% of any amounts due and payable to Manager thereunder, and (2) the ASA Physicians shall be jointly and severally liable for 17.21% of any amounts due and payable to Manager thereunder, and (3) the ASA Physicians shall be liable for amounts arising under Section 6.5 in the event of termination on or after the First Threshold Date and prior to the Second Threshold Date; provided, that the ASA Physicians' liability under this Section 12(b) shall terminate in the event of termination of their respective Employment Agreements pursuant to
Section 4.2(c)(ii) thereof; and provided further, that the ASA Physicians' several liability for any claims arising under this Section 12(b) due to any breach that may occur during the period [March 1, 2004] through [March 1, 2006] shall be limited to $230,000 in the aggregate ($115,000 each).

Section 13 Name; License. Practice agrees that it shall conduct its medical practice under the name of, and only under the name of "ENT Associates", subject to the terms of the License Agreement between the parties of even date herewith. In the event of any termination of the License Agreement, Practice agrees to change the name under which it conducts its medical practice to a distinctly different name unless acquired pursuant to Section 6.4.

Section 14. Miscellaneous.

         14.1 Notices. Any communications required or desired to be given hereunder shall be deemed to have been properly given if sent by hand delivery, or by facsimile and reputable overnight courier, to the parties hereto at the following addresses, or at such other address as either party may advise the other in writing from time to time:

                  If to Manager or Parent:

                  PHYSICIANS' SPECIALTY CORP.
                  1150 Lake Hearn Drive, Suite 640
                  Atlanta, Georgia  30342
                  Attention:  Chief Executive Officer
                  Facsimile:  (404) 256-1078

         with a copy of each notice directed to Manager or Parent to:

                  Richard H. Brody
                  Troutman Sanders LLP
                  5200 NationsBank Plaza
                  600 Peachtree Street, N.E.
                  Atlanta, Georgia  30308-2216
                  Facsimile:  (404) 885-3995

         If to the Practice or any Physician Partner:

                  c/o Wayne Eisman, M.D.
                  ENT Associates, LLP
                  79 East Post Road
                  White Plains, New York  10601
                  Facsimile:  (914) 949-1271
         with a copy of each notice directed to Practice to:

                  Norton Travis, Esq.
                  Garfunkel, Wild & Travis, P.C.
                  111 Great Neck Road
                  Great Neck, New York  11021
                  Facsimile: (516) 466-5964

or such other address as shall be furnished in writing by any party to the other party. All such notices shall be considered received when hand delivered or one business day after delivery to the overnight courier.

         14.2 Additional Acts. Each party hereby agrees to perform any further acts and to execute and deliver any documents which may be reasonably necessary to carry out the provisions of this Agreement.

         14.3 Governing Law. This Agreement shall be interpreted, construed and enforced in accordance with the laws of the State of New York applied without giving effect to any conflicts-of-law principles.

         14.4 Captions, etc. The captions or headings in this Agreement are made for convenience and general reference only and shall not be construed to describe, define or limit the scope or intent of the provisions of this Agreement. All Addenda and Exhibits to this Agreement are hereby incorporated into this Agreement by this reference.

         14.5 Severability. In the event any term, covenant, condition, agreement, section or provision hereof shall be deemed invalid or unenforceable by a court of competent and final jurisdiction in the premises, the same shall be severable and this Agreement shall not terminate or be deemed void or voidable, but shall continue in full force and effect without such stricken provision.

         14.6 Modifications. This instrument contains the entire agreement of the parties and supersedes any and all prior or contemporaneous negotiations, understandings or agreements between the parties, written or oral, with respect to the subject matter hereof. This Agreement may not be changed or terminated orally, but may only be changed by an agreement in writing signed by a duly authorized officer of Manager if Manager is the party against whom enforcement of any such waiver, change, modification, extension, discharge or termination is sought, or by Practice if Practice is the party against whom enforcement of any such waiver, change, modification, extension, discharge or termination is sought. The parties expressly acknowledge that this Section 14.6 may not be waived, modified or changed by any other persons except the Chief Executive Officer or Chief Financial Officer of Manager and Practice.

         14.7 No Rule of Construction. The parties acknowledge that this Agreement was initially prepared by Manager solely as a convenience and that all parties and their counsel have read and fully negotiated all the language used in this Agreement. The parties acknowledge and agree that because all parties and their counsel participated in negotiating and drafting this Agreement, no rule of construction shall apply to this Agreement which construes any language, whether ambiguous, unclear or otherwise, in favor of, or against any party by reason of that party's role in drafting this Agreement.

         14.8 Counterparts. This Agreement may be executed in several counterparts, each of which, when so executed, shall be deemed to be an original, and such counterparts shall, together, constitute and be one and the same instrument.

         14.9 Binding Effect. This Agreement shall be binding on and shall inure to the benefit of the parties hereto, and their successors and permitted assigns. Subject to the foregoing sentence, no person not a party hereto shall have any right under or by virtue of this Agreement.

         14.10 Enforcement Rights. Practice acknowledges that both Practice and Manager will be directly or indirectly affected by the enforcement of Practice's contractual and other legal rights against Physician Partners and Practice Employees with respect to the restrictive covenants and liquidated damages provisions contained in the Physician Employment Agreements. Therefore, Practice appoints Manager its nonexclusive true and lawful attorney-in-fact to enforce any and all rights of Practice, to the extent not contrary to applicable law, with respect to the provisions pertaining to restrictive covenants and liquidated damages in the Physician Employment Agreements, provided that Manager shall not exercise such enforcement rights unless it shall first provide Practice with written notice of Manager's intent to enforce Practice's rights and Practice shall not have commenced enforcement of its rights within five (5) days after receipt of Manager's written notice. Practice agrees to execute any instrument reasonably requested by Manager to evidence such appointment or to reappoint Manager as such attorney-in-fact upon any termination of the appointment made hereby. Such appointment is coupled with an interest and irrevocable during the term of this Agreement.

         14.11 Arbitration. All disputes, controversies, differences or claims arising out of, relating to or in connection with the exercise by Parent or Manager of a right of offset pursuant to Section 5.1 of this Agreement shall be finally settled by binding arbitration in New York, New York pursuant to the arbitration rules of the American Arbitration Association. Arbitration shall take place before one arbitrator appointed in accordance with such rules. The governing law of the arbitration shall be the law of the State of New York. Any award or decision rendered by the arbitrator shall clearly set forth the factual and legal basis for such award or decision. Judgment on the award or decision rendered by the arbitrator shall be nonappealable and enforceable in any court having jurisdiction thereof. The costs of the arbitration, including administrative, legal and arbitrator fees, shall be borne by the losing party or according to the discretion of the arbitrator if the parties disagree as to which party is the losing party under the award or decision.

         14.12 Costs of Enforcement. If either party files suit in any court against the other party to enforce the terms of this Agreement against the other party or to obtain performance by it hereunder, the prevailing party will be entitled to recover all reasonable costs, including reasonable attorneys' fees, disbursements and court costs, from the other party as part of any judgment in such suit. The term "prevailing party" shall mean the party in whose favor final judgment after appeal (if any) is rendered with respect to the claims asserted in the complaint or any counterclaim. "Reasonable attorneys' fees" are those attorneys' fees reasonably incurred in obtaining a final judgment in favor of the prevailing party and in pursuing all appeals.

         IN WITNESS WHEREOF, Practice, Manager and Parent have duly executed this Agreement on the day and year first above written.

PSC MANAGEMENT CORP.                        ENT ASSOCIATES, LLP

By: /s/ GERALD R. BENJAMIN                  By: /s/ WAYNE EISMAN, M.D.
--------------------------------           ---------------------------------
Title: VICE CHAIRMAN AND SECRETARY          Title: PRESIDENT
     ------------------------------              ------------------------------

PHYSICIANS' SPECIALTY CORP.

By: /s/ GERALD R. BENJAMIN
   --------------------------------
Title: VICE CHAIRMAN AND SECRETARY
     ------------------------------

         The undersigned, constituting all of the Physician Partners, hereby execute the above Agreement solely for the purpose of confirming and agreeing to be legally bound by their obligations under Section 12(b) hereof.

                                             /s/ ROBERT GREEN, M.D.
                                            --------------------------------
                                            Robert Green, M.D.

                                             /s/ STEVEN SACKS, M.D.
                                            --------------------------------
                                            Steven Sacks, M.D.

                                             /s/ HYMAN RYBACK, M.D.
                                            --------------------------------
                                            Hyman Ryback, M.D.

                                             /s/ WAYNE EISMAN, M.D.
                                            --------------------------------
                                            Wayne Eisman, M.D.

                                             /s/ DAN MOSKOWITZ, M.D.
                                            --------------------------------
                                            Dan Moskowitz, M.D.

                                             /s/ RICHARD ROSENBERG, M.D.
                                            --------------------------------
                                            Richard Rosenberg, M.D.

                                             /s/ GARY FISHMAN, M.D.
                                            --------------------------------
                                            Gary Fishman, M.D.

                                             /s/ MARIE VALDES, M.D.
                                            --------------------------------
                                            Marie Valdes, M.D.

                                             /s/ FRANK SCHECTMAN, M.D.
                                            --------------------------------
                                            Frank Schectman, M.D.

                                             /s/ MICHAEL BERGSTEIN, M.D.
                                            --------------------------------
                                            Michael Bergstein, M.D.

                                             /s/ STEVEN KASE, M.D.
                                            --------------------------------
                                            Steven Kase, M.D.

                                             /s/ LEE EISENBERG, M.D.
                                            --------------------------------
                                            Lee Eisenberg, M.D.

                                             /s/ LAWRENCE J. PIZZO, M.D.
                                            --------------------------------
                                            Lawrence J. Pizzo, M.D.

                                             /s/ MICHAEL Q. D'ANTON, M.D.
                                            --------------------------------
                                            Michael A. D'Anton, M.D.

                                   APPENDIX A

        DEFINITIONS                               SECTION
        -----------                              ----------
   ASA                                           Preamble
   ASA Physicians                                Preamble
   ASA Stock Purchase Agreement                  1.6
   Confidential Information                      4.6(e)
   Credit Facility Lender                        5.2(b)
   Extended Term                                 6.1
   FFE                                           3.3
   GAAP                                          1.2
   Indemnified Person                            8.4
   Key Man                                       8.5
   Laws                                          3.12
   Manager                                       Preamble
   Medical Offices                               3.1
   Net Practice Revenues                         1.3
   Original Agreement                            Preamble
   Original Partners                             Preamble
   Original Stock Purchase Agreement             1.6
   Parent                                        Preamble
   Parties                                       Background
   Physician Employment Agreements               3.13
   Physician Expenses                            4.1
   Physician Partners                            1.4
   Practice                                      Preamble
   Practice IP                                   4.6(d)
   Practice Employees                            1.5
   Practice Expenses                             1.6
   PSC                                           Background
   States                                        1.7
   Stock Purchase Agreements                     1.8
   Threshold Date                                6.5

                                    Exhibit 1

                               Robert Green, M.D.
                               Steven Sacks, M.D.
                               Hyman Ryback, M.D.
                               Wayne Eisman, M.D.
                               Dan Moskowitz, M.D.
                             Richard Rosenberg, M.D.
                               Gary Fishman, M.D.
                               Marie Valdes, M.D.
                              Frank Shectman, M.D.
                             Michael Bergstein, M.D.
                                Steven Kase, M.D.

                                    Exhibit 2

                               Lee Eisenberg, M.D.
                             Lawrence J. Pizzo, M.D.
                            Michael A. D'Anton, M.D.

                                    Exhibit 3

1. Stock Purchase Agreement dated May 27, 1998 by and among Parent, PSC Acquisition Corp. and the Original Partners (the "Original Stock Purchase Agreement").

2. Stock Purchase Agreement dated [March , 1999] by and among Parent, PSC Acquisition Corp. and the ASA Partners (the "ASA Stock Purchase Agreement").

                                   EXHIBIT 3.1

                                 Medical Offices

         1211 Hamburg Turnpike
         Suite 204
         Wayne, New Jersey

         ENT Associate offices set forth on attachment 3.1 hereto.

                                 EXHIBIT 3.6(b)

                                BILLING AGREEMENT

                                       for

                            GOVERNMENTAL RECEIVABLES

         THIS BILLING AGREEMENT ("Agreement") is entered into this _____ day of __________, 199__, by and between PSC MANAGEMENT CORP., a Delaware corporation ("Manager"), and (Name of Practice) and the Physician Partners who are signatories hereto (collectively referred to as "Practice").

                                   WITNESSETH:

         WHEREAS, the parties entered into a Management Services Agreement dated ____________, 19___ (the "Service Agreement"), under which Manager provides certain management services to Practice, including billing and collection services for Medicare, Medicaid and CHAMPUS receivables; and,

         WHEREAS, the parties wish to set forth in detail the mechanisms under which Manager provides and is compensated for such billing services.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties agree as follows:

         1. Appointment and Authority. Manager shall, on behalf of Practice, bill and collect from Medicare, Medicaid and CHAMPUS the professional fees for medical services rendered by Practice to Medicare, Medicaid and CHAMPUS patients. Practice hereby appoints Manager for the term hereof to be Practice's true and lawful attorney-in-fact for the following purposes:

                  a. to bill Medicare, Medicaid and CHAMPUS in the name and on behalf of Practice;

                  b. to collect all accounts receivable resulting from such billings in the name and on behalf of Practice;

                  c. to take possession of and endorse in the name and on behalf of Practice (and/or in the name of an individual physician who has properly reassigned benefits to Practice) any notes, checks, money orders, electronic payments, and other forms of payment of such accounts receivable;

                  d. to deposit all such amounts collected, including electronic payments, into an account owned by Practice (the "Physician Deposit Account") with a bank whose deposits are insured by the Federal Deposit Insurance Corporation, which account shall at all times be maintained in accordance with the provisions of Section 2 below; and,

                  e. to withdraw funds from the Physician Deposit Account in accordance with the provisions of Section 2 below on behalf and in the name of Practice for the payment of Practice Expenses, and remittance of funds to Practice as provided in Section 5.1 of the Service Agreement.

         2.       Physician Deposit Account.

                  a. Manager shall have access to the Physician Deposit Account solely for the purpose of paying Practice Expenses incurred by or on behalf of Practice, including the payment of Manager's fee, in accordance with the terms of the Service Agreement. Practice agrees to execute and deliver to the bank any and all documents necessary to evidence or effect the special power of attorney granted to Manager in accordance with Section 1 above.

                  b. Medicare and Medicaid payments shall be deposited directly to the Physician Deposit Account. Practice and Manager hereby agree that if any Medicare and Medicaid payments are received by Manager on behalf of Practice, such amounts shall be forwarded to the Physician Deposit Account for deposit. Funds from the Physician Deposit Account will only be drawn in the name of Practice. Practice hereby agrees that this payment arrangement will continue in effect only so long as Practice has sole control of the Physician Deposit Account, and the bank is subject only to Practice's instructions regarding the Physician Deposit Account.

                  c. In the event that Practice revokes Manager's right to withdraw funds from the Physician Deposit Account, or if Practice withdraws funds from the Physician Deposit Account or takes any other actions with respect to the Physician Deposit Account (unless such actions are required by applicable law) without first obtaining the approval of the Advisory Board in accordance with the Service Agreement (it being understood that all proceeds are intended to be paid over to Manager to pay Practice Expenses and repay any advances made by Manager in accordance with the Service Agreement), and if any such actions remain uncured after notice and 15 days opportunity to cure, such actions shall constitute grounds for immediate termination of this Agreement and the Service Agreement as a "Practice Event of Default" thereunder, and Practice shall immediately reimburse and indemnify Manager for all costs and damages sustained as a result of such breach by Practice. Practice hereby acknowledges that Practice has granted to Manager a security interest in Practice's cash proceeds from all collections covered by this Agreement in accordance with Section 5.2 of the Service Agreement. Practice further agrees in the event Practice revokes Manager's right to withdraw funds from the account that Practice shall be deemed to have received any and all amounts retained in the Physician Deposit Account when determining the amount to be remitted by Manager to Practice under Section
                           5.1 of the Service Agreement.

         3. Compensation. As reimbursement for services provided under the Service Agreement and this Agreement, Manager shall receive the fees set forth in Section 5.3 of the Service Agreement. The parties have agreed to such fees at arms' length and have determined that such fees represent fair market value for the services provided hereunder and under the Service Agreement.

         4. Construction of Terms. The terms of the Service Agreement shall, to the fullest extent reasonably possible, be construed so as to be consistent with the terms of this Agreement, and all capitalized terms herein shall, except as otherwise expressly provided herein, have the same definitions as set forth in the Service Agreement. In the event of any ambiguity or inconsistency between the terms and conditions of this Agreement and the Service Agreement, the terms and conditions of this Agreement shall govern.

         5. Changes in Reimbursement Laws and Regulations. In the event of changes in laws and regulations that would cause any portion of this Agreement to be illegal or unenforceable, the parties shall promptly amend this Agreement as necessary to comply with such laws and regulations.

         6. Binding on Successors. This Agreement shall be binding upon the parties hereto, and their successors, assigns, heirs and beneficiaries.

         7. Governing Law. The validity, interpretation, and performance of this Agreement shall be governed by the laws designated to govern the terms of the Service Agreement.

         8. Severability. The provisions of this Agreement shall be deemed severable and if any portion shall be held invalid, illegal or unenforceable for any reason, the remainder of this Agreement shall be effective and binding upon the parties.

         9. Amendments. This Agreement shall not be modified or amended except by a written document executed by both parties to this Agreement, and any such written modifications or amendments shall be attached hereto.

         10. Notices. Any communications required or desired to be given hereunder shall be deemed to have been properly given if sent by hand delivery, or by facsimile and reputable overnight courier, to the parties hereto at the following addresses, or at such other address as either party may advise the other in writing from time to time:

                  If to Manager or Parent:

                  PHYSICIANS' SPECIALTY CORP.
                  1150 Lake Hearn Drive, Suite 640
                  Atlanta, Georgia  30342
                  Attention:  Chief Executive Officer
                  Facsimile:  (404) 256-1078
                  Telephone:  (404) 256-7535
         with a copy of each notice directed to Manager or Parent to:

                  Richard H. Brody
                  Troutman Sanders LLP
                  5200 NationsBank Plaza
                  600 Peachtree Street, N.E.
                  Atlanta, Georgia  30308-2216
                  Facsimile:  (404) 885-3995
                  Telephone:  (404) 885-3109

         If to the Practice or any Physician Partner:


         ---------------------------------------

         ---------------------------------------

         ---------------------------------------

         ---------------------------------------

         ---------------------------------------

         with a copy of each notice directed to Practice to:

                  Norton Travis
                  Garfunkel Wild & Travis, P.C.
                  111 Great Neck Road
                  Great Neck, NY  11201
                  Facsimile: (516) 466-5964
                  Telephone:  (516)393-2290

or such other address as shall be furnished in writing by any party to the other party. All such notices shall be considered received when hand delivered or one business day after delivery to the overnight courier.

         11. Additional Acts. Each party hereby agrees to perform any further acts and to execute and deliver any documents which may be reasonably necessary to carry out the provisions of this Agreement.

         12. Captions, etc. The captions or headings in this Agreement are made for convenience and general reference only and shall not be construed to describe, define or limit the scope or intent of the provisions of this Agreement. All Addenda and Exhibits to this Agreement are hereby incorporated into this Agreement by this reference.

         13. Counterparts. This Agreement may be executed in several counterparts, each of which, when so executed, shall be deemed to be an original, and such counterparts shall, together, constitute and be one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                PRACTICE:

                                By:
                                   -----------------------------------
                                Title:
                                      --------------------------------

                                MANAGER:

                                PSC MANAGEMENT CORP.

                                By:
                                   -----------------------------------
                                Title:
                                      --------------------------------

                                PHYSICIAN PARTNERS:


                                --------------------------------------
                                Robert Green, M.D.


                                --------------------------------------
                                Steven Sacks, M.D.


                                --------------------------------------
                                Hyman Ryback, M.D.


                                --------------------------------------
                                Wayne Eisman, M.D.


                                --------------------------------------
                                Dan Moskowitz, M.D.

                       [signatures continued on next page]

                     [signatures continued from prior page]


                                --------------------------------------
                                Richard Rosenberg, M.D.

                                --------------------------------------
                                Gary Fishman, M.D.

                                --------------------------------------
                                Marie Valdes, M.D.

                                --------------------------------------
                                Frank Schectman, M.D.

                                --------------------------------------
                                Michael Bergstein, M.D.

                                --------------------------------------
                                Steven Kase, M.D.

                                --------------------------------------
                                Lee Eisenberg, M.D.

                                --------------------------------------
                                Lawrence J. Pizzo, M.D.

                                --------------------------------------
                                Michael A. D'Anton, M.D.

                                  EXHIBIT 3.20

                                Restricted Areas

                          Westchester County, New York
                             Putnam County, New York
                         Five Boroughs in New York City
                             Nassau County, New York
                            Suffolk County, New York
                            Bergen County, New Jersey
                            Hudson County, New Jersey
                           Passaic County, New Jersey
                               Newark, New Jersey
                              Elizabeth, New Jersey

                                   Exhibit 6.4

                                Repurchase Price

         Under Section 6.4, the repurchase price shall equal the sum of:

         (a) $14,925,875.80 minus the product of (x) $1,492,587.58, and (y) the number of 12 month periods commencing May 27, 1998 during the term of the Agreement which have been completed and for which the management fee has been paid at the time of such termination, plus

         (b) $1,188,724.20 minus the product of (x) $118,872.42, and (y) the number of 12 month periods commencing May 27, 1998 during the term of the Agreement which have been completed and for which the management fee has been paid at the time of such termination, plus

         (c) $2,335,000 minus the product of (x) $233,500 and (y) the number of 12 month periods commencing December 31, 1998 during the term of this Agreement which have been completed and for which the management fee has been paid at the time of such termination.